UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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FLEETCOR TECHNOLOGIES, INC.
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2018 SPECIAL MEETING PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
The Special Meeting of Stockholders of FleetCor Technologies, Inc. will be held at
5445 Triangle Parkway, Peachtree Corners, GA 30092
on February 7, 2018 at 10:00 a.m.

DECEMBER 29, 2017
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders of FleetCor Technologies, Inc., which will be held at our corporate offices at 5445 Triangle Parkway, Peachtree Corners, GA 30092, on Wednesday, February 7, 2018 at 10:00 a.m.
The attached Notice of Special Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Special Meeting.
Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Special Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of FleetCor. I look forward to greeting as many of our stockholders as possible.

Sincerely,

Ronald F. Clarke
Chairman and Chief Executive Officer

This document is dated December 29, 2017 and is first being mailed to stockholders on or about December 29, 2017.

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FLEETCOR TECHNOLOGIES, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To our stockholders:
The Special Meeting of the Stockholders of FleetCor Technologies, Inc. will be held at our corporate offices at 5445 Triangle Parkway, Peachtree Corners, GA 30092, on February 7, 2018 at 10:00 a.m. for the following purposes:

1.	Approve the FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan.

2.	To transact such other business as may properly come before the Special Meeting.
Only stockholders of record at the close of business on December 28, 2017 are entitled to receive notice of, and to vote at, the Special Meeting.
On December 29, 2017, we will begin mailing our stockholders our proxy materials, including our Proxy Statement.
Proxies for the matters to be voted upon at the Special Meeting are being solicited by order of the Board of Directors.

Peachtree Corners, Georgia
December 29, 2017

IMPORTANT
Whether or not you expect to attend the Special Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. We have enclosed an addressed envelope for which no postage is required if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

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FLEETCOR TECHNOLOGIES, INC.
5445 Triangle Parkway
Peachtree Corners, Georgia 30092
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 7, 2018
This Proxy Statement will first be mailed to Stockholders on or about December 29, 2017. It is furnished in connection with the solicitation of proxies by the Board of Directors of FleetCor Technologies, Inc. (“FleetCor” or the “Company”), to be voted at the Special Meeting of Stockholders for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting of Stockholders will be held at 10:00 a.m. on February 7, 2018 at our corporate offices at 5445 Triangle Parkway, Peachtree Corners, Georgia 30092.
Stockholders of record at the close of business on December 28, 2017 will be entitled to vote at the meeting on the basis of one vote for each share held. No cumulative voting rights are authorized. On December 28, 2017, there were 89,753,989 shares of common stock outstanding.

SUMMARY

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FleetCor is holding a special meeting of stockholders on Wednesday, February 7, 2018, to ask stockholders to approve the FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan (the “A&R Plan”).

•	The A&R Plan increases the shares of common stock available for grant to our employees and directors by 3,500,000 shares.

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In connection with the Say on Pay vote at FleetCor’s 2017 Annual Meeting and since that time, the Board and management have reached out to stockholders and requested feedback on our executive compensation program. As a result, no awards from the 3,500,000 shares will be granted to FleetCor’s Chairman & CEO, Ron Clarke, in 2018 and 2019.

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The A&R Plan adds several plan enhancements, such as one year minimum vesting requirements, further prohibitions on “liberal share recycling,” and new limits on annual individual grants to non-employee directors.

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The A&R Plan also continues to follow a number of best practices such as disallowing stock options that automatically “reload” upon exercise of previously-granted stock options, prohibiting the repricing, replacement, or regranting of options and SARs without stockholder approval if the effect would be to reduce the exercise price, prohibiting cash buyouts of underwater awards, prohibiting the granting of options or SARs with an exercise or base price less than 100% of fair market value on grant date, and several other best practices described below.

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The Company’s grant practices have been at or below industry norms - the potential dilution from outstanding and future potential awards (or “overhang”) is approximately 13.6%, with the 3,500,000 share increase, which is within customary levels for our peer group, the Company’s three-year average equity grant share usage (or “burn rate”) for 2014 through 2016 was equal to 1.77% and for 2015 through December 28, 2017 was equal to 2.12%, which is below customary levels for the software and services industry. We estimate that the 3,500,000 share reserve will be sufficient to accommodate 3 to 4 grant cycles / years.

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As of December 28, 2017, 277,821 shares remain available for grant. If we do not obtain stockholder approval of the A&R Plan, we expect this share reserve will be exhausted in the first quarter of 2018.

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The Company would like to be able to make grants to certain existing key employees, which typically occur in the first calendar quarter, to reward 2017 performance or incent performance for fiscal year 2018.

•	Equity-based compensation for key employees is customary among public companies and is critical to our ability to remain competitive within our industry.

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Equity awards also serve to align the interests of our key employees with those of our stockholders - focusing our employees on driving stockholder value accretion and further linking pay with performance.

•	For these reasons the Board recommends that stockholders vote FOR the approval of the A&R Plan.

PROPOSALS
PROPOSAL 1. APPROVAL OF THE FLEETCOR TECHNOLOGIES, INC. AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN
Introduction
The Company previously adopted the FleetCor Technologies, Inc. 2010 Equity Compensation Plan (the “2010 Plan”), which became effective upon the completion of the initial public offering of the Company’s common stock. The 2010 Plan was subsequently amended and restated effective May 30, 2013 (the “2013 Plan”), pursuant to which the number of shares of the Company’s common stock available for future grants under the 2013 Plan was increased from 6,750,000 shares to 13,250,000 shares. The shares reserved under the 2013 Plan have nearly been exhausted. The Company would like to be able to attract key talent in the first quarter of 2018, prior to the time of the 2018 annual meeting. The Company also would like to be able to make grants to certain existing key employees, which typically occur in the first calendar quarter, to reward 2017 performance or incent performance for fiscal year 2018. The Board and the compensation committee of the Board (the “Compensation Committee”) have determined that it is in the best interest of the Company and our stockholders to amend and restate the 2013 Plan, establishing the A&R Plan. The A&R Plan will increase the number of shares of common stock available for issuance of future grants by 3,500,000 shares, allowing us to continue to attract, motivate, and retain key talent and align their interests with those of our stockholders. The A&R Plan also incorporates several other plan enhancements as noted below.
Our Board approved the A&R Plan on December 20, 2017, upon the recommendation of the Compensation Committee, subject to stockholder approval. We are now asking our stockholders to approve the A&R Plan, and the A&R Plan will not become effective if stockholder approval is not received. If we do not obtain stockholder approval of the A&R Plan, then once we exhaust the current share reserve under the 2013 Plan, we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key employees and directors. As of December 28, 2017, only 277,821 shares remain available for grant, and we expect this share reserve to be exhausted in the first quarter of 2018, so we have limited ability to attract, retain and incent key employees unless we receive approval of the A&R Plan. In connection with last year’s Say on Pay vote and since that time, members of the Compensation Committee and management have reached out to stockholders to seek feedback regarding our Company’s executive compensation policies. In response to stockholder feedback, and to help manage the duration of the requested additional shares in the A&R Plan, no equity grants from the additional 3,500,000 shares will be made to our Chairman & CEO Ron Clarke over the next two years (2018 and 2019).
As of December 15, 2017, our stock has appreciated by approximately 254% over the past 5 years since December 31, 2012, and by approximately 598% since the time of our initial public offering on December 15, 2010. In contrast, over the same time periods the Dow Jones Industrial Average and the S&P 500 Index appreciated approximately 88% each over 5 years and approximately 115% and 117%, respectively, over the 7 years since our initial public offering. Our Board believes that equity grants have played an important role in focusing our key employees and directors on long-term stockholder value creation. The A&R Plan will allow us to grant equity long-term incentive compensation awards to our key employees and directors. Our Board believes that the effective use of equity long-term incentive compensation awards is vital to our ability to attract, retain, reward, and motivate our key employees and directors. Our Board believes that this, in turn, helps us achieve our growth objectives and enhance stockholder value. Stockholder approval of the A&R Plan will allow us to continue to provide these incentives.
Key Reasons Why You Should Vote to Approve the A&R Plan
Our Board recommends that you approve the A&R Plan for the following reasons:

•	Recruitment and Retention. The A&R Plan will enable us to attract, retain, motivate and reward our key employees.

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Alignment with Stockholder Interests and Pay-for-Performance. Equity awards serve to align the interests of our key employees with those of our stockholders, focus our key employees on driving stockholder value accretion, and further link pay with performance.

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Plan Enhancements. As noted below, the A&R Plan adds a number of plan enhancements, such as minimum vesting requirements, further prohibitions on “liberal share recycling”, and new limits on annual individual grants for non-employee directors.

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Competitive Advantage. We view equity awards as a crucial component of our compensation program, which enable us to remain competitive within our industry, as equity-based compensation for executives is customary among public companies.

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Reasonable Share Reserve. We are seeking to reserve a number of shares for issuance pursuant to the A&R Plan that we believe is reasonable and that we estimate would be sufficient to accommodate approximately three to four annual grant cycles based on our historical and anticipated grant practices, the current value of our stock, and the fact that no awards from the 3,500,000 shares will be granted to our Chairman & CEO Ron Clarke over the next two years (2018 and 2019).

Key Features of the A&R Plan
We believe that the A&R Plan reflects a broad range of compensation and governance best practices, with some of the key features as follows:

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No Liberal Share Recycling. The A&R Plan is not subject to liberal share “recycling” provisions, meaning (among other things) that shares used to pay the exercise price of stock options, and shares tendered or withheld to satisfy tax withholding obligations with respect to an award, do not again become available for grant.

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No “Reload” Stock Options. The A&R Plan does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically to a participant upon the participant’s exercise of previously-granted stock options.

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Minimum Vesting Requirements. No award granted under the A&R Plan may vest prior to the first anniversary of the applicable grant date, subject to limited exceptions noted below and in Section 3.6 of the A&R Plan.

•	Director Grant Limit. No director in any calendar year may be granted awards which have an aggregate fair value in excess of $500,000.

•	CEO Grant Prohibition. The A&R Plan provides that no awards from the 3,500,000 shares will be granted to our Chairman & CEO Ron Clarke over the next two years (2018 and 2019).

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No Repricing or Replacement of Options or Stock Appreciation Rights (“SARs”). Options and SARs granted under the A&R Plan may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award. Cash buyouts of underwater awards are not permitted.

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No In-the-Money Option or SAR Grants. The A&R Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

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No Dividend Payments on Unvested Awards. Dividends and dividend equivalents in respect of unvested stock grants are not paid unless and until such awards vest. Dividends or dividend equivalents are not payable with respect to options or SARs.

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No “Evergreen” Provision. The total number of shares of common stock that may be issued under the A&R Plan is limited to the share reserve that is subject to stockholder approval. That is, the A&R Plan does not include an automatic share replenishment provision (also known as an “evergreen” provision).

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No Increase to Shares Available for Issuance without Stockholder Approval. The A&R Plan prohibits any increase in the total number of shares of common stock that may be issued under the A&R Plan without stockholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.

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No Single-Trigger Accelerated Vesting; No Gross-Ups. Under the A&R Plan, there is no single-trigger accelerated vesting in connection with a change in control where the awards are continued or the acquirer assumes the awards or grants substitute awards. Further, the A&R Plan does not provide for excise tax gross-ups.

Share Reserve
Under the 2013 Plan, 13,250,000 shares of common stock were originally reserved for issuance (the “2013 Plan Reserve”). All shares of the 2013 Plan Reserve are available for grant as incentive stock options or non-incentive stock options, but a maximum of 3,194,550 shares of the 2013 Plan Reserve may be issued with respect to past and future stock grants. As of December 28, 2017, only 277,821 shares remain in the 2013 Plan Reserve available for future grants, of which 277,821 shares can be made in the form of future stock grants. As of December 28, 2017, the market value for our common stock was $193.38 per share.
If the A&R Plan, as described in Proposal 1 above, is approved by stockholders, the number of shares of common stock reserved for issuance of grants under the A&R Plan would increase by 3,500,000 shares (the “Share Increase”) to 16,750,000 shares. Therefore, the sum of the Share Increase, plus the 277,821 shares remaining in the 2013 Plan Reserve as of December 28, 2017, or 3,777,821 shares, would be available for future grants. To allow greater flexibility in terms of future grant practices, the additional reserve of 3,500,000 shares may be granted in the form of any award type authorized under the A&R Plan, including stock options, stock grants, and performance shares. To date, most grants have been made in the form of stock options. Going forward, the Compensation Committee may decide to increase the emphasis on Stock Grants, including performance-contingent equity grants to senior executives, to help manage share usage and potential dilution under the A&R Plan and to further strengthen the linkage between senior executive pay and Company performance.
In its determination to approve the A&R Plan and the requested Share Increase, the Board sought to ensure that the Company would have an available pool of shares from which to grant such awards for a reasonable period of time into the future. The Board believes these awards serve a key incentive and retention mechanism for the Company’s key employees and directors.

In determining the Share Increase under the A&R Plan, the Board reviewed the Compensation Committee’s recommendations, which were made in consideration of information and analysis prepared by Pearl Meyer & Partners, LLC, the Compensation Committee’s independent compensation consultant. Specifically, the Compensation Committee considered the following:

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Share Dilution / Overhang. The Compensation Committee considered the potential dilution from outstanding and future potential equity awards (“overhang”) both in absolute terms and relative to industry peers. At the end of fiscal 2016, approximately 9.5 million shares were subject to outstanding awards or remained available for future grants of awards, which represented approximately 10.3% of our common shares outstanding, or our overhang percentage. Total overhang as of the end of the third quarter in fiscal 2017 is approximately 10.0%, which is within customary levels for our peer group. If our stockholders approve the A&R Plan, the additional 3,500,000 shares proposed to be added to the share reserve would increase our overhang percentage to approximately 13.6% total. The Company has no warrants or convertibles.

As of December 28, 2017, outstanding grants under our existing equity compensations plans, including shares remaining available for grant thereunder, are provided in the table below:

Stock Options Outstanding	8,088,393
Stock Awards Outstanding	364,637
Common Stock Outstanding	89,753,989
Weighted Average Exercise Price of Stock Options Outstanding	$109.20
Weighted Average Contractual Life of Stock Options Outstanding	6.89 years
Total Shares Available for Grant Under Existing Plan	277,821

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Basic Burn Rate. Expressed as a percentage of common shares outstanding, the Company’s three-year average equity grant share usage or burn rate for 2014 through 2016 was equal to 1.77% and for 2015 through December 28, 2017 was equal to 2.12%, which is below customary levels for the software and services industry. Actual grants and weighted average common shares outstanding used to calculate the basic burn rate are provided in the table below:

Fiscal Year	Options Granted	Restricted Stock Granted	Weighted Average Common Shares Outstanding	Basic Burn Rate	3 Year Average Basic Burn Rate
2017	2,884,838	238,365	91,136,467	3.43%	2015 - 2017 = 2.12%
2016	1,779,949	152,206	92,597,286	2.09%

2015	654,166	126,015	92,023,168	0.85%	2014 - 2016 = 1.77%
2014	1,544,084	466,633	84,317,473	2.38%

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Share Usage. If the A&R Plan is approved, we estimate that the shares reserved for issuance thereunder would be sufficient for approximately three to four years of awards, assuming we grant awards consistent with our current projections. Of course, we cannot predict future share usage with certainty, and circumstances may change and require us to reevaluate and modify our equity grant practices. However, based on the foregoing, we expect that we would not require an additional increase to the share reserve under the A&R Plan until 2020 or 2021 (primarily dependent on hiring activity and award levels during the next few years, as well as terminations and forfeitures), noting again that this timeline is an estimate and the share reserve under the A&R Plan could actually last for a longer or shorter period of time, depending on future circumstances, which we cannot predict with certainty at this time.

In light of the factors described above, and the fact that our ability to continue to grant equity compensation is vital to our ability to continue to attract and retain key personnel in the labor markets in which we compete, the Board has determined that the size of the requested Share Increase to the reserve under the A&R Plan is reasonable and appropriate at this time.
Stockholder Approval Requirement
Stockholder approval of the A&R Plan is necessary in order for us to (1) meet the stockholder approval requirements of the NYSE and (2) retain the ability to grant incentive stock options (“ISOs”).
The A&R Plan will become effective on the date on which it is approved by stockholders.
Description of the A&R Plan
The following description of the A&R Plan is a summary of the material provisions of the A&R Plan and is qualified in its entirety by reference to the applicable provisions of the A&R Plan, which is attached as Appendix A.

Shares Available. The sum of the Share Increase, plus the 277,821 shares remaining in the 2013 Plan Reserve, or a total of 3,777,821 shares, are available for future grants under the A&R Plan.
All shares reserved for issuance shall remain available for issuance under the A&R Plan until issued pursuant to the exercise of any option or stock appreciation right, or issued pursuant to a stock grant. The A&R Plan’s share reserve shall be reduced on a one-to-one basis when any shares are issued pursuant to the exercise of any option or stock appreciation right, or issued pursuant to a stock grant. Any shares of common stock issued pursuant to a stock grant which are forfeited will be added back to the A&R Plan’s share reserve and will again be available for grants under the A&R Plan. The following shares will not be added back to the A&R Plan’s share reserve and will not be available for future grants:

•	any shares issued or otherwise used to satisfy any tax withholding obligation;

•	any shares which are tendered to the Company to pay the option price of an option or which are tendered to the Company in satisfaction of any condition to a stock grant;

•	any shares that were subject to a stock-settled SAR that were not issued upon the exercise of such SAR; and

•	any shares that are purchased by the Company with proceeds from the exercise of an option.
Administration. The Compensation Committee, or a subcommittee of the Compensation Committee, will administer the A&R Plan. The Compensation Committee has the discretionary authority to interpret the A&R Plan and to take such other action in the administration and operation of this Plan as the Compensation Committee deems equitable under the circumstances, which action shall be binding on all parties. All grants under the A&R Plan will be evidenced by a certificate that incorporates such terms and conditions as the Compensation Committee (or its subcommittee) deems necessary or appropriate.
Types of awards. The A&R Plan provides for the following types of awards to certain eligible employees and outside directors: stock options; stock grants; and stock appreciation rights (“SARs”). Under the A&R Plan, stock options may be ISOs or non-incentive stock options (“non-ISOs”). All shares of common stock available for issuance under the A&R Plan may be issued as ISOs or non-ISOs.
Eligibility. The Compensation Committee may grant options, SARs or stock grants to key employees and to outside directors; provided that options that are intended to qualify as ISOs may only be granted to employees of FleetCor or a subsidiary or parent of FleetCor. “Key employee” means any employee of FleetCor or any subsidiary or parent or affiliate to whom the Compensation Committee decides for reasons sufficient to the committee to make a grant under the A&R Plan. During 2016, awards were granted to approximately 153 key employees and to 8 outside directors. As of December 28, 2017, there were approximately 196 employees who could be considered key employees and 8 outside directors eligible to participate in the A&R Plan.
Grant limits. The A&R Plan imposes the following grant limits:

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Overall maximum annual grant limits: No eligible employee in any calendar year may be granted options, SARs, and/or stock grants which in the aggregate are with respect to more than 1,000,000 shares of stock, subject to limited exceptions as noted below and in Section 13 of the A&R Plan.

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Special grant limits applicable to the CEO Ron Clarke: During the 2018 and 2019 calendar years, none of the Share Increase will be used to grant options, SARs, or stock grants to the Chairman & CEO Ron Clarke.

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Director annual grant limits: No outside director in any calendar year may be granted options, SARs and/or stock grants which have an aggregate fair value in excess of $500,000, determined under applicable accounting standards as of the date of the grant.

Minimum Vesting requirement. Any option, SAR or stock grant granted by the Compensation Committee after the effective date of the A&R Plan (the “Effective Date”) shall be subject to a minimum vesting period of not less than one year from the date the option, SAR or stock grant is awarded. However, the foregoing minimum vesting period shall not apply in connection with (a) a “change in control” (as defined in the A&R Plan), (b) a key employee terminating employment due to death or disability or a director ceasing service due to death or disability, (c) a substitute award granted in connection with corporate transactions that do not reduce the vesting period of the award being replaced, or (d) options, SARs or stock grants, which in aggregate cover a number of shares not to exceed five (5%) of the total number of shares of stock available for issuance under the A&R Plan as of the Effective Date. For the purposes hereof, “disability” shall mean a physical or mental incapacity which impairs the individual’s ability to substantially perform his or her duties for a period of one hundred eighty (180) days, as determined by the Committee based on information provided to it. Any employment agreement or other agreement with a key employee or director which provides for the acceleration in vesting inconsistent with the requirements of this minimum vesting requirement shall not apply with respect to any option, SAR or stock grant granted on or after the A&R Plan’s Effective Date.
Options. Options may be granted by the Compensation Committee to eligible employees and outside directors under the A&R Plan, and may be granted for any reason the Compensation Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. Each option will be evidenced by a certificate setting set forth whether the option is an ISO or a non-ISO and such other terms and conditions of such grant as the Compensation Committee deems consistent with the terms of the A&R Plan. All shares available for issuance under the A&R Plan shall be available for issuance as either ISOs or non-ISOs. No option will provide for the automatic grant of a new option upon the exercise of such option, and if an option holder is granted both an ISO and a non-ISO, his or her right to exercise the ISO cannot be conditioned on his or her failure to exercise the non-ISO. The exercise price for options granted under the A&R Plan may not be less than the fair market value of our common stock on the option grant date. The Compensation Committee will not (except for adjustments as permitted by the A&R Plan in connection with a corporate transaction or change in control) take any action without stockholder approval to directly or indirectly reduce the exercise price of any outstanding option or to make a tender offer for any option if the exercise price exceeds the then fair market value of our common stock. Option recipients may, in the discretion of the Compensation Committee, pay the exercise price by using cash, check, stock or through an approved cashless exercise procedure. Subject to the minimum vesting period discussed above, options vest at the time or times determined by the Compensation Committee. The Compensation Committee, in its discretion, may require completion of a period of service as an eligible employee or outside director and/or satisfaction of a performance requirement before an option may be exercised. Options will expire at a time determined by the Compensation Committee, but in no event more than ten years after they are granted. At the Compensation Committee’s discretion, the option certificate may provide for the exercise of an option after an employee’s or director’s status has been terminated for any reason whatsoever, including death and disability.
Tax limitations on ISOs. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an option-holder during any calendar year under all of our stock plans may not exceed $100,000. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than ten percent of the total combined voting power of the Company, or of any subsidiary or parent of the Company unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the ISO on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.
Stock appreciation rights. SARs may be granted by the Compensation Committee to eligible employees and outside directors under the A&R Plan, either as part of an option or as standalone SARs. SARs may be granted for any reason the Compensation Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. SARs entitle the holder to receive the appreciation of the fair market value of one share of common stock on the date such right is exercised over the baseline price specified in the option or SAR certificate (the “SAR Value”), multiplied by the number of shares of common stock in respect of which the SAR is being exercised. The SAR Value for a SAR must equal or exceed the fair market value of a share of common stock on the grant date. The terms and conditions for a SAR granted as part of an option will be set forth in the option certificate for the related option, while the terms and conditions for a standalone SAR will be set forth in a SAR certificate. Where a SAR is granted together with an option, (i) the number of shares subject to the SAR shall be no more than the number of shares under the related option, (ii) the SAR Value shall be no less than the option price under the related option, (iii) upon the exercise of the SAR, the right to exercise the related option shall be cancelled, and upon the exercise of a related option, the right to exercise the SAR shall be cancelled, and (iv) a SAR granted as a part of an option shall be exercisable only while the related option is exercisable. Subject to the minimum vesting period discussed above, the Compensation Committee, in its discretion, may require completion of a period of service as an eligible employee or outside director and/or satisfaction of a performance requirement before a SAR may be exercised. At the discretion of the Compensation Committee, any payment due upon the exercise of a SAR can be made in cash or in the form of common stock. The Compensation Committee will not (except for adjustments as permitted by the A&R Plan in connection with a corporate transaction or change in control) take any action without stockholder approval to directly or indirectly reduce the SAR Value of any outstanding SAR or to make a tender offer for any SAR if the SAR Value exceeds the then fair market value of our common stock.
Stock grants. Stock grants may be granted by the Compensation Committee to eligible employees and outside directors under the A&R Plan, and may be granted for any reason the Compensation Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. Each stock grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such stock grant as well as any conditions applicable to the stock grant. A stock grant may be issued in the form of “stock awards”, “performance shares”, or “performance units”. Subject to the minimum vesting period discussed above, a stock award may provide for a contractual right to the issuance of stock to eligible employees and outside directors only after the satisfaction of specific employment or performance or other terms and conditions set by the Compensation Committee or may provide for the issuance of stock to eligible employees and outside directors at the time the grant is made, and any stock issued pursuant to a stock award may be issued subject to the satisfaction of specific employment or performance or other vesting terms and conditions which, if not satisfied, will result in the forfeiture of the stock issued to the eligible employee or director. A “performance share” will have an initial value equal to the fair market value of a share of stock on the date of grant. A “performance unit” will have an initial value that is established by the Compensation Committee at the time of grant. The Compensation Committee will set performance goals which, depending on the extent to which they are met during the performance period, and the satisfaction of applicable service-based vesting conditions, will determine the number or value of the performance shares or performance units that will vest (which number or value may be greater than the target number of performance shares or performance units granted to an eligible employee or director) and be paid to the eligible employee or director. At the close of the performance period, any earned performance shares will be paid in stock, and any earned performance units will be paid in the form of cash, stock, or a combination, unless otherwise specified in the stock grant certificate.

The Compensation Committee, in its discretion, may make the issuance of common stock under a stock grant and/or the vesting of such stock subject to certain conditions. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with us for a specified period or that we or the eligible employee achieve stated performance or other conditions. If stock subject to a share grant is issued before the eligible employee’s or director’s interest in such share of stock vested and is non-forfeitable, the Company shall have the right to condition any such issuance on the employee or director first signing an irrevocable stock power in favor of the Company in order for the Company to effect any forfeiture called for under the related stock grant certificate. If a dividend is paid in cash with respect to a share issued under a stock grant but before the first date that the employee’s or director’s interest in such share is vested, the Company shall delay the payment of such cash dividend until his or her interest in such share is vested. An employee or director shall have the right to vote shares of stock issued under his or her stock grant prior to the date the employee’s or director’s interest in such share becomes vested.
The Compensation Committee will determine whether stock grants under the A&R Plan are subject to the achievement of performance goals based on one or more of the following performance measures: (1) our return over capital costs or increase in return over capital costs, (2) our total earnings or the growth in such earnings, (3) our consolidated earnings or the growth in such earnings, (4) our earnings per share or the growth in such earnings, (5) our net earnings or the growth in such earnings, (6) our earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) our earnings before interest and taxes or the growth in such earnings, (8) our consolidated net income or the growth in such income, (9) the value of our stock or the growth in such value, (10) our stock price or the growth in such price, (11) our return on assets or the growth in such return, (12) our cash flow or the growth in our cash flow, (13) our total stockholder return or the growth in such return, (14) our expenses or the reduction in such expenses, (15) our sales growth, (16) our overhead ratios or changes in such ratios, (17) our expense-to-sales ratios or changes in such ratios, (18) our economic value added or changes in such value added, (19) our gross margin or growth in such gross margin, or (20) our bad debt expense or the reduction in such bad debt expense. A performance goal may be set in any manner determined by the Compensation Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Compensation Committee may set more than one goal. No change may be made to a performance goal after the goal has been set. However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Compensation Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes.
Section 162(m) of the Code generally imposes a $1,000,000 cap on the compensation that a public company may deduct in respect of compensation paid to its “covered employees”. Prior to January 1, 2018, any amounts that qualified under the “performance-based compensation” exception under Section 162(m) of the Code were excluded from the $1,000,000 cap. In order to constitute qualified performance-based compensation under Section 162(m) of the Code, in addition to certain other requirements, the stock awards had to be conditioned upon the attainment of pre-established, objective performance goals set by the Compensation Committee and based on one or more stockholder-approved performance measures. For purposes of the A&R Plan, any stock grant that the Compensation Committee intended to constitute qualified performance-based compensation under Section 162(m) of the Code established objective performance goals based on one or more of the above performance measures in accordance with the requirements of Section 162(m) of the Code. The Compensation Committee has the discretion to use the above-listed performance measures with respect to stock grants that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.
The Tax Cuts and Jobs Act eliminates the performance-based compensation exception beginning January 1, 2018. However, the Act provides a transition rule with respect to remuneration which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee shall administer any awards granted prior to November 2, 2017 which qualify as “performance-based compensation” under § 162(m) of the Code, as amended by the Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017, and shall have the sole discretion to revise the A&R Plan to conform with such Law Changes and the Compensation Committee’s administrative practices, all without obtaining further stockholder approval.
Transfer of awards. During an employee’s or director’s lifetime, an option or SAR shall (absent the Compensation Committee’s consent) be exercisable only by the employee or director. No award shall be transferable otherwise than by will or the laws of descent and distribution without the consent of the Compensation Committee, and any person or persons to whom an option or SAR is transferred by will or by the laws of descent and distribution will be treated as the employee or director.
Change in control. Pursuant to the A&R Plan, all conditions to the exercise of outstanding options and SARs, and all conditions to the issuance or forfeiture of outstanding stock grants, will be deemed satisfied as of the effective date of the change in control, if as a result of a change in control:

•
all of the outstanding options, SARs and stock grants granted under the A&R Plan are not continued in full force and effect or there is no assumption or substitution of the options, SARs and stock grants (with their terms and conditions unchanged) in connection with such change in control; or

•
solely with respect to an option, SAR or stock grant that was granted prior to the Effective Date of the A&R Plan, the terms of an option certificate, SAR certificate or stock grant certificate expressly provide that this provision applies to the grant made under such certificate even if there is such a continuation, assumption, or substitution of such grant or the A&R Plan.

In this case, our Board of Directors shall have the right to deem at the time of the change in control any and all terms and conditions to the exercise of all outstanding options and SARs on such date and any and all outstanding issuance and vesting conditions under any stock grants on such date be 100% satisfied on such date, and our Board of Directors shall also have the right, to the extent required as a part of a change in control transaction, to cancel all outstanding options, SARs and stock grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding options and SARs or to take such other action as is necessary to receive common stock subject to stock grants.
The A&R Plan also provides that if outstanding options, SARs and stock grants are continued in full force and effect or there is an assumption or substitution of the options, SARs and stock grants in connection with a change in control, then, except as expressly provided in any option certificate, SAR certificate or stock grant certificate granted prior to the Effective Date of the A&R Plan, any conditions to the exercise of an eligible employee’s or director’s outstanding options and SARs and any issuance and forfeiture conditions of outstanding stock grants will automatically expire and have no further force or effect on or after the date that the employee’s or director’s service terminates, if:

•
the employee’s employment with FleetCor is terminated at our initiative for reasons other than “cause” (as defined in the A&R Plan) or is terminated at the employee’s initiative for “good reason” (as defined in the A&R Plan) within the two-year period starting on the date of the change in control; or

•	an outside director’s service on our Board of Directors terminates for any reason within the two-year period starting on the date of the change in control.
A change in control means, generally:

•
any sale by us of all or substantially all of our assets or our consummation of any merger, consolidation, reorganization or business combination with any person, except for certain transactions to be described in the A&R Plan;

•	the acquisition by any person, other than certain acquisitions to be specified in the A&R Plan, of 30% or more of the combined voting power of our then-outstanding voting securities;

•
the “incumbent directors” (as defined in the A&R Plan) cease for any reason (other than ordinary course events, such as death or retirement situations), to constitute at least a majority of the members of the Board; or

•	stockholder approval of our liquidation or dissolution, other than as will be provided in the A&R Plan.
Adjustment of shares. In the event of (a) any equity restructuring, change in the capitalization of our company (including, but not limited to, spin offs, stock dividends, large non-reoccurring cash or stock dividends, rights offerings or stock splits), or (b) any transaction described in Code Section 424(a) which does not constitute a change in control, the Compensation Committee shall adjust in a reasonable and equitable manner, the number, kind or class of shares of common stock reserved for issuance under the A&R Plan, the annual grant caps, the number, kind or class of shares of common stock subject to options or SARs granted under the A&R Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of common stock granted pursuant to stock grants under the A&R Plan, in order to preserve the aggregate intrinsic value of each such outstanding option, SAR and stock grant immediately before such restructuring or recapitalization or other transaction.
Adjustment of shares-mergers. The Compensation Committee, as part of any transaction described in Code Section 424(a) which does not constitute a change in control under the A&R Plan, shall have the right to adjust the number of shares of common stock reserved for issuance under the A&R Plan without seeking approval of our stockholders, unless such approval is required by applicable laws or rules of the stock exchange. In connection with any such transaction, the Compensation Committee will also have the right to make stock, option and SAR grants to effect the assumption of, or the substitution for, stock, option and SAR grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants, without regard to any grant limits set forth in the A&R Plan.
Amendments or termination. Our Board of Directors may amend the A&R Plan at any time, provided, that no amendment shall be made (a) absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or stock exchange rules, or (b) which might adversely affect any rights that would otherwise vest on a change in control with respect to awards granted prior to the date of any such amendment. The Board also may suspend granting options or SARs or making stock grants or terminate this Plan at any time, provided that the Board cannot unilaterally modify, amend or cancel any option, SAR or stock grant unless the holder consents in writing to such modification, amendment or cancellation or there is a dissolution or liquidation of the Company or a change in control of the Company. The A&R Plan will terminate on the earlier of (1) the tenth anniversary of the date our stockholders approve the A&R

Plan and (2) the date upon which all of the stock reserved for use under the A&R Plan has been issued or is no longer available for use under the plan. No option, SAR or stock grant may be granted after the date the A&R Plan terminates.
Stockholder rights. Key employees and directors will not have any rights to dividends or other rights of a stockholder as a result of the grant of an option or a SAR until the common stock subject to such option or SAR is actually delivered to such key employee or director. Key employees and directors who hold shares issued under a stock grant will have the right to vote such shares prior to the date such shares vest, but any dividends paid with respect such shares shall not be paid until such shares are vested.
Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to grants made pursuant to the A&R Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with such grants, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any U.S. federal tax consequences other than income tax consequences or (2) any state, local or non-U.S. tax consequences that may apply.
ISOs. In general, an eligible employee will not be taxed upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee generally will be required to treat an amount equal to the difference between the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of our common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a disposition of our common stock generally will result in long-term capital gain or loss to the individual with respect to the difference between the selling price and the exercise price. We will not be entitled to any federal income tax deduction as a result of such disposition. In addition, we normally will not be entitled to a federal income tax deduction at either the grant or the exercise of an ISO.
If the eligible employee disposes of our common stock acquired upon exercise of the ISO within either of the two above-mentioned time periods, then in the year of disposition, the individual generally will recognize ordinary income, and we will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements). The amount of income and deduction will be an amount equal to the lesser of (1) the excess of the fair market value of our common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of the amount recognized by the eligible employee as ordinary income will be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).
Non-ISOs. An eligible employee or an outside director will not recognize any taxable income upon the grant of a non-incentive stock option, or Non-ISO, and we will not be entitled to a federal income tax deduction at the time of grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the shares are transferred pursuant to the exercise over the exercise price.
We will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the ordinary income recognized by the eligible employee or outside director in the year that the income is recognized by the individual. Upon a later sale of our common stock by the eligible employee or outside director, he or she will recognize short-term or long-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on the sale and the fair market value of the shares when ordinary income was recognized.
SARs. An eligible employee or outside director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the A&R Plan for cash, our common stock or a combination of each. The amount of income that the eligible employee or outside director will recognize will equal the amount of cash, if any, and the fair market value of our common stock, if any, that the eligible employee or outside director receives as a result of the exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if we satisfy applicable federal income tax reporting requirements.
Stock Grants. The amount an eligible employee or outside director will recognize as ordinary income for federal income tax purposes in connection with the grant of a stock award depends on the restrictions imposed on such shares. Generally, tax will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the eligible employee or outside director will recognize ordinary income equal to the then fair market value of the stock. However, the eligible employee or outside director may make a Section 83(b) election to include the value of the shares in income in the year the award is granted despite such restrictions; in such case, any subsequent appreciation in the value of the shares will be treated as a capital gain. If the stock award is forfeited, the eligible employee or outside director will recognize no income. If cash or stock dividends are paid on shares subject to the stock award before the date the stock award becomes nonforfeitable, we will delay any payment of such cash or stock dividend to an eligible employee or outside director until the shares become nonforfeitable, and the cash or stock dividends will be treated as ordinary income (or dividend income, if a Section 83(b) election was made) in the year received. If the shares subject to the stock award are forfeited, any related cash or stock dividends will also be forfeited. Upon the initial grant of performance units or performance shares, an eligible employee or outside director generally will not incur any income tax liability. At the end of the performance period, however, the eligible employee or outside director will realize ordinary income on any amounts received in cash or shares of our common stock, and any subsequent appreciation on any shares of stock will be treated as a capital gain. Generally, we will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee or outside director in the same taxable year in which he or she recognizes such income, if we satisfy applicable federal income tax reporting requirements.
Section 162(m). The Tax Cuts and Jobs Act (the “Act”), which became law on December 22, 2017, significantly amends Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, as amended, we may not deduct compensation of more than $1 million paid to the Company’s “covered employees,” which includes (i) any individual who at any time during the taxable year is either our principal executive officer or an employee whose total compensation for the tax year is required to be reported to our stockholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer, and (ii) any person who was a covered employee at any time after December 31, 2016. Prior to January 1, 2018, certain grants may have qualified as “performance-based compensation” and, as such, would be exempt from the $1 million limitation on deductible compensation. The Act eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018. However, the Act provides a transition rule with respect to remuneration which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee shall administer any awards granted prior to November 2, 2017 which qualify as “performance-based compensation” under § 162(m) of the Code, as amended by the Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017, and shall have the sole discretion to revise the A&R Plan to conform with such Law Changes and the Compensation Committee’s administrative practices, all without obtaining further stockholder approval.
Plan Benefits
Benefits, if any, payable under the A&R Plan for 2018 and future years are at the discretion of the Compensation Committee and are therefore not determinable at this time. Our executive officers and outside directors are eligible to receive awards under the Plan and, accordingly, have an interest in this Proposal. The number of awards granted to each of our named executive officers during 2016 is set forth under “Compensation Discussion and Analysis - Grants of Plan-Based Awards for 2016”, the number of awards granted to each of our outside directors during 2016 is set forth under “Compensation of Directors” and the number of awards granted to each of our named executive officers during 2017 is set forth under “2017 Compensation Decisions and Related Matters - 2017 Compensation Decisions.” During fiscal year 2016 and from January 1 through December 28, 2017, awards have been granted under the 2013 Plan to approximately 225 key employees and 8 outside directors.

Awards Granted to Certain Persons
The table below shows the number of awards granted under the 2013 Plan and its predecessor, the 2010 Plan, to the named executive officers and the other individuals and groups indicated under the 2013 Plan and its predecessor, the 2010 Plan, since its inception. The closing price of our common stock on December 28, 2017 was $193.38 per share.

	Stock Grants (shares)	Option Awards
Name and Position		Shares	Weighted Average Exercise Price
Ronald F. Clarke Chief Executive Officer and Chairman of the Board of Directors	1,675,334	2,941,665	$76.60
Eric R. Dey Chief Financial Officer	111,508	416,524	$81.66
John S. Coughlin Executive Vice President-Global Corporate Development	61,500	310,750	$134.01
Charles Freund Executive Vice President-Global Sales	23,500	416,524	$81.66
Todd W. House (1) President-North America Direct Issuing, U.S. Telematics and Efectivale	32,500	348,762	$90.10
All Executive Officers, as a group (13 persons)	2,044,400	6,019,529	$99.68
All Non-Employee Directors, as a Group	108,591	—	$—
All Non-Executive Officer Employees, as a Group	564,701	6,004,312	$85.83

(1)	Mr. House was a named executive officer in 2016 but is no longer an executive officer of the Company as of July 1, 2017.

WE RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL
OF THE AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN.
OTHER BUSINESS
We know of no other business to be considered at the meeting and the deadline for stockholders to submit proposals or nominations has passed. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Ronald F. Clarke or Eric R. Dey will vote your shares on those matters according to their best judgment.
2017 COMPENSATION DECISIONS AND RELATED MATTERS
Given that Proposal 1 relates to a compensation plan in which our executive officers and directors will participate, the Company is required under Item 8 of Schedule 14A to furnish executive compensation information required by Item 402 of Regulation S-K and certain paragraphs of Item 407 of Regulation S-K related to our last completed fiscal year ended December 31, 2016. See the section titled “Compensation Discussion and Analysis.”

The discussion below describes compensation arrangements of our named executive officers for 2017 and certain other compensation-related decisions made in 2017 and supplements the discussion under “Compensation Discussion and Analysis.” This discussion contains forward-looking statements that are based on our current plans, as well as considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned compensation decisions as summarized in this discussion.
______________________________________________________________________________________________________
Compensation Components
The Company’s Compensation Committee generally makes decisions regarding the compensation of the Company’s executive officers, including named executive officers, during the first quarter of each fiscal year. The executive officers discussed in this proxy statement are called the “named executive officers” or “NEOs,” who are listed below:

Ronald F. Clarke-Chief Executive Officer and Chairman of the Board of Directors
Eric R. Dey-Chief Financial Officer

John S. Coughlin-Executive Vice President-Global Corporate Development
Charles Freund-Executive Vice President-Global Strategy
Todd W. House-President-North America Direct Issuing, U.S. Telematics and Efectivale
As described in the section of this proxy statement titled “Compensation Discussion and Analysis,” the compensation package for our executive officers consists of base salary, annual cash incentive compensation based on achievement of company and individual performance goals, long-term equity incentive awards, and benefits and perquisites. At the discretion of our Compensation Committee, executive officers may also receive discretionary bonus awards. The Compensation Committee did not award any discretionary bonuses in 2017.
2017 Say on Pay and Frequency Votes
At our 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”), our stockholders were asked to cast non-binding advisory votes to (1) approve our executive compensation for our named executive officers for 2016 and (2) recommend the frequency of future advisory votes on executive compensation. Approximately 37.3% of the votes cast by our stockholders were in support of the compensation of our named executive officers for 2016. In addition, approximately 78.8% of the votes cast by our stockholders were in favor of annual future say on pay votes.
In connection with the sentiment expressed by stockholders at the 2017 Annual Meeting and since that time, at the direction of the Compensation Committee, members of the Compensation Committee and management have been reaching out to stockholders to seek feedback regarding our Company’s executive compensation policies in order to inform future executive compensation decisions. This process is ongoing and thus far we have contacted stockholders who collectively held approximately 22% of the Company’s outstanding common stock as of September 30, 2017. While the feedback varied among stockholders, some common themes were an appreciation for the work of the Company’s executives and the returns generated for stockholders, general satisfaction with the compensation of named executive officers other than the CEO, concern on the part of some stockholders about the level of time-based options granted to the CEO, a preference on the part of some stockholders for earnings per share over total stockholder return as a performance criterion, and a preference among some stockholders for metrics tying long term incentive awards to longer term performance criteria.
The Compensation Committee also engaged Pearl Meyer to assist the committee with (1) a review of the 2017 Say on Pay voting results and CEO pay levels and to assist the Company with stockholder outreach considerations, (2) review and recommendations on changes to the 2013 Plan, and (3) recommendations for the 2018 executive compensation program design, taking into account the Company’s business strategy, competitive practice and stockholder engagement feedback.
This process is ongoing and the Company has set a goal of seeking feedback from stockholders owning at least 50% of our stock. In addition, the Compensation Committee has received initial advice and studies from Pearl Meyer but expects to conduct additional research and receive additional input from Pearl Meyer. Nevertheless, considering the feedback from stockholders and advice from Pearl Meyer thus far, the Compensation Committee has taken the following actions:

•	Recommended, and the Board of Directors approved, that future say on pay votes be held annually;

•	Proposed to include in the A&R Plan a restriction against making any grants from the 3,500,000 Share Increase to the Chairman & CEO Ron Clarke over the next two years; and

•
Approved the other changes to the A&R Plan described in Proposal 1 to enhance the A&R Plan, including the addition of share limits for directors, minimum vesting requirements, and prohibitions of payouts on dividends until the vesting of the underlying award.

The Compensation Committee also is studying the Company’s peer group and considering updating the peer group, as well as additional changes to named executive officer compensation, such as changes in vesting criteria for long-term incentive awards and changes in the mix of equity awards granted to named executive officers. The Compensation Committee believes the mix of changes implemented to date and under consideration for further changes will enhance our executive compensation practices and align executive compensation with our Company’s business and strategic objectives and maximize long-term stockholder growth.

2017 Compensation Decisions
2017 compensation decisions were made in January 2017, including base salary adjustments, bonus, and long-term equity incentives for our named executive officers. An additional long-term equity grant was provided to certain key employees, including our named executive officers (with the exception of Mr. Clarke), in May 2017. The Compensation Committee deemed this additional long-term equity award to be necessary to provide additional incentive to focus certain executives and key employees on stockholder value creation. With the exception of Mr. Dey’s June base salary increase and July grant of performance-based restricted stock, all compensation decisions were made prior to our 2017 Annual Meeting and Say on Pay vote, and prior to the associated stockholder outreach described above. It is with this in mind that the Compensation Committee has proposed to include in the A&R Plan a restriction against making any grants from the 3,500,000 Share Increase to the Chairman & CEO Ron Clarke over the next two years.
Compensation to our named executive officers in 2017 is described below:
Mr. Clarke’s compensation in 2017 is comprised of a base salary of $1,000,000, bonus target of $1,000,000, and stock awards of 50,000 performance-based restricted stock shares and 850,000 time-based stock options (granted on January 25, 2017).
Mr. Dey’s compensation in 2017 is comprised of a base salary of $500,000 (effective June 26, 2017), bonus target of $250,000, stock awards of 1,170 performance-based restricted stock shares and 88,000 time-based stock options (granted on January 25, 2017), 30,000 time-based stock options (granted on May 5, 2017), and 13,008 performance-based restricted stock shares (granted on July 26, 2017).
Mr. Coughlin’s compensation in 2017 is comprised of a base salary of $420,000, bonus target of $210,000, and stock awards of 1,170 performance-based restricted stock shares and 88,000 time-based stock options (granted on January 25, 2017), and 30,000 time-based stock options (granted on May 5, 2017).
Mr. Freund’s compensation in 2017 is comprised of a base salary of $365,000, bonus target of $182,500, stock awards of 1,170 performance-based restricted stock shares and 88,000 time-based stock options (granted on January 25, 2017), and 30,000 time-based stock options (granted on May 5, 2017).
Mr. House’s compensation in 2017 is comprised of a base salary of $420,000, bonus target of $210,000, stock awards of 1,170 performance-based restricted stock shares and 88,000 time-based stock options (granted on January 25, 2017), and 30,000 time-based stock options (granted on May 5, 2017). Mr. House is no longer an executive officer of the Company as of July 1, 2017.
2017 Company Performance
On the basis of total stockholder returns, as shown in the graph below, through December 15, 2017 FleetCor’s performance has continued to outperform the market. The following graph assumes $100 invested on December 15, 2010, at the closing price of our common stock on that day ($27.25), and compares (a) the percentage change of our cumulative total stockholder return on the common stock (as measured by dividing (i) the difference between our share price at the end and the beginning of the period presented by (ii) the share price at the beginning of the periods presented) with (b) (i) the Russell 2000 index, (ii) the S&P 500® Data Processing & Outsourced Services index, (iii) the S&P 500®, and (iv) the Dow Jones Industrial average.

Period Ending	FleetCor Technologies, Inc.	Russell 2000	S&P Data Processing and Outsourced Services	S&P 500	Dow Jones Industrial Average
12/15/2010	$100.00	$100.00	$100.00	$100.00	$100.00
12/31/2010	$113.03	$102.78	$95.88	$101.83	$100.98
12/31/2011	$109.61	$96.43	$117.85	$101.81	$106.63
12/31/2012	$196.88	$110.54	$150.85	$115.46	$114.37
12/31/2013	$429.98	$151.44	$228.94	$149.64	$144.68
12/31/2014	$545.72	$156.79	$256.74	$166.68	$155.56
12/31/2015	$524.51	$147.83	$283.80	$165.47	$152.08
12/31/2016	$519.34	$176.63	$300.42	$181.25	$172.49
12/15/2017	$697.65	$199.18	$426.96	$216.62	$215.16

FleetCor’s continued success is dependent upon its executive team. In order to adequately compensate the executive team and remain in line with market compensation levels, FleetCor is seeking stockholder approval of the A&R Plan.

COMPENSATION DISCUSSION AND ANALYSIS
Given that Proposal 1 relates to a compensation plan in which our executive officers and directors will participate, the Company is required under Item 8 of Schedule 14A to furnish executive compensation information required by Item 402 of Regulation S-K and certain paragraphs of Item 407 of Regulation S-K related to our last completed fiscal year ended December 31, 2016. As such, below is the Compensation Discussion and Analysis section and related compensation tables that were included in our Proxy Statement dated May 1, 2017.

The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended December 31, 2016 should be read together with the compensation tables and related disclosures set forth below.
_________________________________________________________________________________________________________
This compensation discussion and analysis describes the compensation policies and programs, the material compensation decisions we have made under those programs and policies and the material factors that we have considered in making those decisions. Following this section is a series of tables containing specific information about the compensation earned or paid in 2016 to the following individuals. We refer to these individuals as our “named executive officers” or “NEOs” for purposes of this proxy statement. The discussion below is intended to explain the detailed information provided in the tables contained in this section and to put that information into context within our overall compensation program.
Our named executive officers for 2016 were:
Ronald F. Clarke—Chief Executive Officer and Chairman of the Board of Directors
Eric R. Dey—Chief Financial Officer
John S. Coughlin—Executive Vice President—Global Corporate Development
Charles Freund—Executive Vice President—Global Sales
Todd W. House—President—North America Direct Issuing, U.S.Telematics and Efectivale
2016 Executive Overview
As discussed in our Management Discussion and Analysis contained in our annual report on Form 10-K for 2016, we accomplished the following:

•	Revenues, net of $1.832 billion, an increase of 8% over 2015.

•	Net income of $452.4 million, an increase of 25% over 2015.

•	Adjusted net income[1] of $659.2 million, an increase of 11% over 2015.

•	Net income per diluted share of $4.75, an increase of 23% over 2015.

•	Adjusted net income per diluted share[1] of $6.92, an increase of 10% over 2015.

•
Since our IPO in December of 2010, the Company has grown adjusted net income per diluted share (on a pro forma basis in 2010)[1] over the prior year 31%, 38%, 35%, 27%, 22% and 10% in 2011, 2012, 2013, 2014, 2015 and 2016, respectively.

•	Exited the fourth quarter of 2016 with over $2 billion of run rate revenues, net[1], 20% higher than the same time in 2015.

•
Acquired STP for $1.3 billion, the second largest business acquisition in the Company’s history, a significant success that furthers the Company’s position in the Brazil tolls market, as well as three smaller acquisitions for approximately $75 million.

•
Grew the Company’s stock price from $27.25 on December 15, 2010 to $141.52 on December 31, 2016, an increase of over 419%, leading our sector, and besting the S&P 500 by over 330% and the Russell 2000 by over 340%.

Our performance has helped drive our Company’s strong total stockholder returns that have benefited our stockholders and outperformed our competitors. We show below the annual revenue, adjusted net income and adjusted net income per share growth since our initial public offering in 2010 and the relative growth during the presented time periods. Performance charts follow.
______________________

[1]
Non-GAAP financial measure. A reconciliation of adjusted net income and adjusted net income per diluted share to our GAAP numbers is provided on page 71 of our Form 10-K for the years ended December 31, 2016, 2015 and 2014, as well as in Appendix A to this proxy statement for the years ended December 31, 2016, 2015, 2014, 2013, 2012, 2011 and 2010 (2010 on a pro forma basis). The $2 billion of revenues, net run rate is calculated as fourth quarter 2016 revenues, net provided on page 109 of our Form 10-K for the year ended December 31, 2016 multiplied by four.

Annual Revenue
($ in Millions)
27% CAGR
$2,100
$1,800
$1,500
$1,200
$900
$600
$300
$0
$434
$520
$708
$895
$1,199
$1,703
$1,832
2010*
2011
2012
2013
2014
2015
2016

Annual Net Income

($ in Millions)
$600
$400
$200
$0
27% CAGR
$108
$147
$216
$285
$369
$362
$452
2010*
2011
2012
2013
2014
2015
2016

Annual Adjusted Net Income
($ in Millions)
$800
$600
$400
$200
$0
30% CAGR
$139
$182
$256
$343
$448
$593
$659
2010*
2011
2012
2013
2014
2015
2016

*Note: 2010 is reflected on a pro forma basis (to exclude the impact of a one-time charge related to stock comp expense and to reflect the impact of public company expenses, loss on extinguishment of debt, non-cash compensation expenses associated with our stock plan and an increase in the effective tax rate, effective during 2011).

FleetCor has grown profitability measured as net income and adjusted net income per diluted share at a compounded annual growth rate of 27% and 30%, respectively, since our initial public offering. This financial performance has resulted in significant increase in value to our stockholders and the overall value of the Company since our initial public offering, resulting in significantly greater returns than any other Company in our sector, as well as compared to Russell 2000 index, S&P 500 ® Data Processing & Outsourced Services index, S&P 500 ® index and Dow Jones Industrial average.

Market Cap ($ in Billions)
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$185
$160
$135
$110
$85
$60
$35
$10
Share Price
$2.5
$2.4
$4.3
$9.7
$13.6
$13.2
$13.0
$30.92
$29.87
$53.65
$117.17
$148.71
$142.93
$141.52
2010
2011
2012
2013
2014
2015
2016
Market Cap
Share Price

Note: Market cap is defined as basic shares of common stock outstanding multiplied by year-end share price.

Relative to our peers within our performance based peer group, FleetCor has consistent earnings before income taxes (“EBIT”), with exceptional revenue to EBIT ratio, and as a result is valued at the top of our performance peer group.
On the basis of stockholder returns, FleetCor’s performance has also been outstanding. The following graph assumes $100 invested on December 30, 2011, at the closing price of our common stock on that day ($29.87), and compares (a) the percentage change of our cumulative total stockholder return on the common stock (as measured by dividing (i) the difference between our share price at the end and the beginning of the period presented by (ii) the share price at the beginning of the periods presented) with (b) (i) the Russell 2000 index and (ii) the S&P 500® Data Processing & Outsourced Services index, (iii) the S&P 500® and (iv) the Dow Jones Industrial average.

ANNUAL PERFORMANCE
FleetCor Technologies, Inc.
Russell 2000
S&P Data Processing and Outsourced Services
S&P 500
Dow Jones Industrial Average
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
12/30/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/30/2016

Period Ending	FleetCor Technologies, Inc.	Russell 2000	S&P Data Processing and Outsourced Services	S&P 500	Dow Jones Industrial Average
12/31/2011	$100.00	$100.00	$100.00	$100.00	$100.00
12/31/2012	$179.61	$114.63	$128.00	$113.41	$107.26
12/31/2013	$392.27	$157.05	$194.26	$146.97	$135.68
12/31/2014	$497.86	$162.59	$217.85	$163.72	$145.88
12/31/2015	$478.51	$153.31	$240.81	$162.53	$142.62
12/31/2016	$473.79	$183.17	$254.91	$178.02	$161.76
______________________
Pay for Performance
A fundamental principle underlying our compensation program is that we should pay for performance. In accordance with this principle, a vast majority of executive pay is performance based and not guaranteed.
Our executive compensation programs are materially aligned with short and long-term Company performance. They incentivize and reward our executives for achievement of short-term goals aligned with the fiscal year operating plan (annual cash incentive program)

and achievement of long-term goals measured over a multi-year period (long-term equity incentive plan). In support of our long-term goals, we incentivize and reward our executives with performance-based restricted stock to be earned based on (1) multiple financial and performance measures (performance shares) and (2) our annual company-wide performance for achieving adjusted net income per diluted share (EPS shares). We believe the performance shares and EPS shares align the interests of executives with those of our stockholders. Also in support of our long-term goals, we incentivize our executives with time-based stock option awards, typically at the time of their hiring and when initial time based stock option awards are vested.

For our chief executive officer, as well as our other named executive officers, target achievement criteria under our short-term and long-term incentive programs in 2016 are performance-based, except for certain time-based stock option grants. However, we view these stock option grants as being performance-based, because they have no value to the executives unless our stock price increases. In addition, our long-term incentives are 100% stock-based, so that the value of the shares earned fluctuates with stock price during the performance and vesting periods, aligning our executives’ interests with those of our stockholders. Executives are also subject to stock ownership guidelines, and the shares they are required to hold under that program also fluctuate with stock price.
As described above, our operating performance for 2016 continued to be strong, despite the unfavorable macroeconomic environment. This performance is reflected in the pay earned by the named executive officers in 2016.

•
In aggregate for fiscal year 2016, the named executive officers earned 125% of target for the annual cash incentive program, excluding guaranteed and other discretionary bonus amounts. These payouts were a result of achieving specific profitability, adjusted cash net income earnings per share, and individual goals set in February 2016.

•
In aggregate, executives earned approximately 80% of targets for the long-term equity incentive plan in connection with the performance based restricted share awards utilizing financial measures in 2016. The payouts were a result of achieving specific adjusted net income per diluted share “EPS” and personal performance goals, with certain awards containing additional time based vesting criteria. The value of the restricted awards changes as our stock price changes, thereby continuing to align executive and shareholder interests.

We continue to evaluate our plans each year against various sets of market data to further align our pay practices with performance to ensure that we pay for performance.
The Role of Say-On-Pay Vote and Stockholder Outreach Program
At our annual meeting of stockholders held in May 2014, a majority of the votes cast on the say-on-pay proposal did not support the proposal.
In order to determine the concerns of our stockholders with respect to our executive compensation program, the chairman of the compensation committee engaged in investor outreach on behalf of the committee. During 2014, the committee chairman spoke with investors representing more than 25% of our outstanding shares to better understand investor perspectives.
The feedback in general requested clearer disclosure of equity award information and supporting considerations, while recognizing that disclosure must be made in a manner that would not reveal FleetCor confidential information. Investors generally did not express concern over the magnitude of executive compensation in light of the exceptional performance of the Company, but some expressed concern over certain performance goals and the potential misperception that the performance measures were not challenging enough, likely due to delays between the date the committee initially considered the performance goals and the date the performance goals were actually approved.
In light of the outcome of the vote and the stockholder outreach, the compensation committee continues to evaluate its approach to executive compensation, specifically for our chief executive officer. The committee had engaged its compensation consultant to advise about ways to address investor concerns, including ways to implement a more even annual equity grant program. In addition, the Board determined to reconstitute the committee to bring it fresh perspectives. In November 2014, when Mr. Hagerty joined the Board, he also assumed the chairmanship of the compensation committee.

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) every three years. Therefore, the next say-on-pay vote is at this annual meeting. The compensation committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. We welcome input from our stockholders on our compensation policies and compensation program at any time, not just in the years when we conduct a say-on-pay vote.
Our Compensation Philosophy
The compensation committee of our Board of Directors is responsible for establishing and implementing our compensation philosophy. Our compensation committee evaluates and determines the levels and forms of individual compensation for our executive officers.

Our compensation committee reviews and approves compensation for our executive officers periodically, generally in the first quarter of each fiscal year, based on each executive officer’s performance and our overall performance during the most recent fiscal year. The committee designs the program with the overall goal that the total compensation paid to our executive officers is fair, reasonable and competitive and includes incentives that are designed to appropriately drive corporate performance. In addition, our chief executive officer plays a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the compensation committee for the executive officers (other than himself).
Our executive compensation program is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals for the achievement of our financial and strategic goals, to retain those individuals who contribute to the success of our business and to align the interests of those individuals with those of our stockholders. We believe that annual cash incentive compensation should be linked to metrics that create value for our stockholders and the ownership by management of equity interests in our business is an effective mechanism for providing long-term incentives for management to maximize gains for stockholders. A fundamental principle underlying our compensation program is that we should pay for performance. In accordance with this principle, a vast majority of executive pay is performance based and not guaranteed.
Overview of Elements of Compensation
Our compensation program consists of the following five principal components:

•	Base salary. Base salaries for our named executive officers are reviewed annually.

•
Annual cash incentive compensation. Our named executive officers typically have the opportunity to earn annual cash incentive compensation based on (1) achievement of company-wide financial performance goals for the year and/or (2) achievement of individual or business unit performance goals.

•
Discretionary or guaranteed bonus. At the complete discretion of our compensation committee, with recommendations from our chief executive officer (other than for himself), our named executive officers may be awarded a discretionary bonus. In addition, we may agree to guaranteed bonuses with executive officers at the time of hire.

•
Long-term equity incentive awards. We grant equity awards to our named executive officers as long-term incentives. We endeavor to align a significant portion of our named executive officers’ compensation to our ongoing success and with the returns provided to our stockholders.

•
Benefits and perquisites. We provide various health and welfare benefits to all of our employees. We provide a 401(k) plan to all of our U.S. employees. We also provide minimal perquisites to our named executive officers. Our named executive officers do not participate in any non-qualified deferred compensation plans or defined benefit pension plans.

Role of the Independent Compensation Consultant
The compensation committee retained Mercer LLC (“Mercer”) as its compensation consultant in 2013 and 2014. The consultant takes guidance from and reports directly to the compensation committee. The consultant has advised the compensation committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our executives, including named executive officers. At the request of the compensation committee, and to provide context for the compensation committee’s compensation decisions, the consultant performed the following key services for the compensation committee during 2014:

•
Assessed the competitiveness of the Company’s executive compensation programs and long-term incentive design in relation to identified performance-based and industry-based peer groups and proposed a go-forward plan for key executives, including executive officers;

•
With input from the Company, constructed two peer groups for the compensation committee’s review: A performance-based group that consists of organizations with similar financial performance characteristics to the Company and an industry-based group that consists of organizations with similar businesses to that of the Company;

•
Conducted a market review and analysis for the named executive officers to determine whether their total targeted compensation opportunities were competitive with positions of a similar scope in similarly sized companies in similar industries;

•	Provided advice on undertaking an investor outreach program to engage with stockholders in light of the outcome of our say-on-pay vote; and

•	Attended compensation committee meetings at the request of the committee.
Compensation Consultant Conflict of Interest and Independence Assessment
In light of SEC and NYSE rules, we requested and received information from Mercer in 2013 and 2014, addressing independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the compensation committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the compensation committee concluded that the work of Mercer did not raise any conflict of interest and that Mercer is independent.
Peer Groups
We considered the compensation levels, programs, and practices of peer companies to assist us in setting our executive compensation so that it is market competitive. The peer groups used by the compensation committee during 2016 for the establishment of certain 2016 compensation and subsequent years’ compensation were developed in conjunction with a compensation consultant in 2014, based on input from management and approved by the compensation committee.
We have identified two peer groups: a performance-based group that consists of organizations with similar financial performance characteristics to the Company and an industry-based group that consists of organizations with similar businesses to that of the Company. We believe that we compete for talent with companies in each of these peer groups. We believe that identification of peer groups both in our industry and with comparable performance and market capitalization is useful in analyzing our payment practices and compensation programs.
While we are comparable to other companies in our industry in terms of product offerings, we lead our industry and our sector in performance and total stockholder return during the past year, which can make it more challenging for the compensation committee and our stockholders to evaluate our compensation program as compared to our industry. Thus, we believe it is also useful to compare ourselves to companies with similar three year performance results, in addition to companies in our industry.
At the time the peer group was constructed, our performance based peer group was identified considering the sales, market capitalization, earnings before interest and taxes (EBIT), EBIT margins and cash flow on a compounded annualized growth rate over three years of companies that also ranked in the top quartile for each of the performance metrics and companies with market capitalizations ranging from $8—$30 billion, targeting a medium market capitalization of approximately $10 billion. Industry was not a criterion for this peer group. Our identified performance based peer group and their financial performance are as follows:

	Sales	Market Cap	EBIT	EBIT Margin
PVH Corp.	$8,203	$7,927	$794	10%
Affiliated Managers Group Inc.	$2,215	$9,204	$705	32%
B/E Aerospace Inc.	$2,933	$6,586	$529	18%
Equinix Inc.	$3,612	$30,979	$619	17%
United Rentals Inc.	$5,762	$10,617	$1,608	28%
Hollyfrontier Corp.	$10,556	$4,961	$550	5%
Sunoco Logistics Partners LP.	$9,216	$7,712	$815	9%
Colfax Corp.	$3,647	$4,921	$323	9%
Under Armour Inc.	$4,825	$7,527	$420	9%
Polaris Industries Inc.	$4,517	$5,165	$350	8%
Ulta Salon Cosmetics and Fragrances	$4,855	$17,810	$655	13%
Ocwen Financial Corp.	$1,388	$678	$164	12%
Median	$4,671	$7,619	$584	11%
FleetCor Technologies Inc.	$1,832	$13,368	$754	41%
___________________
Note: All financial data effective as of most recent fiscal year end or 12 month rolling data as was available.
Our industry based peer group was identified by considering publicly traded companies that have a business that is similar to the Company’s. At the time the peer group was constructed, our market capitalization (“market cap”) fell near the median of the group as a whole.

	Sales	Market Cap	EBIT	EBIT Margin
Intuit Inc.	$4,694	$30,357	$1555	33%
Fidelity National Information Services	$9,241	$26,329	$2,361	26%
Fiserv Inc.	$5,505	$24,945	$1,445	26%
Alliance Data Systems Corp.	$7,138	$13,329	$1,266	18%
Western Union Co.	$5,419	$9,296	$1,105	20%
Total System Services Inc.	$4,170	$9,580	$573	14%
Global Payments Inc.	$6,474	$11,847	$816	13%
Henry (Jack) & Associates	$1,355	$7,264	$342	25%
Vantiv Inc.	$3,579	$10,163	$833	23%
Wex Inc.	$1018	$4,448	$195	19%
Verifone Systems Inc.	$1,992	$1,999	$258	13%
Median	$4,694	$10,163	$833	20%
FleetCor Technologies Inc.	$1,832	$13,368	$754	41%
____________________
Note: All financial data effective as of most recent fiscal year end or 12 month rolling data as was available.
The compensation committee periodically reviews and updates the list of companies comprising the peer group to ensure it provides an appropriate marketplace focus.
As discussed previously, on the basis of stockholder returns, FleetCor’s performance has also been outstanding in relation to our identified peer groups and the industry. The following graph assumes $100 invested on December 30, 2011, at the closing price of our common stock on that day ($29.87), and compares (a) the percentage change of our cumulative total stockholder return on the common stock (as measured by dividing (i) the difference between our share price at the end and the beginning of the period presented by (ii) the share price at the beginning of the periods presented) with (b) (i) the Russell 2000 index and (ii) the S&P 500® Data Processing & Outsourced Services index, (iii) our performance peer group and (iv) our industry peer group.

ANNUAL PERFORMANCE
FleetCor Technologies, Inc.
Russell 2000
S&P Data Processing and Outsourced Services
Performance Peer Group Average
Industry Peer Group Average
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/30/2016

Period Ending	FleetCor Technologies, Inc.	Russell 2000	S&P Data Processing and Outsourced Services	Performance Peer Group Average	Industry Peer Group Average
12/31/2011	$100.00	$100.00	$100.00	$100.00	$100.00
12/31/2012	$175.56	$112.90	$127.24	$162.21	$114.27
12/31/2013	$383.41	$154.68	$193.11	$209.93	$171.69
12/31/2014	$486.62	$160.14	$216.56	$219.59	$190.65
12/31/2015	$467.70	$150.99	$239.38	$197.73	$205.12
12/31/2016	$463.09	$180.40	$253.40	$226.15	$215.08
Consideration of Peer Groups and Compensation Levels
Periodically, the compensation committee may determine it appropriate to engage a compensation consultant. The compensation committee engaged a compensation consultant in both 2013 and 2014, and determined the analysis provided by the compensation consultant was performed sufficiently recent for use in 2015 and 2016. The compensation committee will continue to engage a compensation consultant as it deems appropriate in future periods. During 2014, and for use with considering and setting compensation, the independent consultant collected and analyzed comprehensive market data for the compensation committee’s use. Mercer conducted a study of four distinct market references, three of which were scoped based on comparable market capitalization (performance group, industry group and general industry survey group scoped based on all companies in the general industry with market capitalization of $5 billion to $18 billion, or approximately 0.5x to 2x that of the Company) and the final group based on annual revenues.
The consultant presented to the compensation committee market figures based on each company in the performance-based and industry-based peer groups, as well as the 25th, 50th and 75th percentile of each respective peer group, to determine market for base salary, target short-term incentive opportunity and long-term incentive opportunity. The compensation committee reviewed the data for each of the named executive officers for purposes of setting each of the elements of compensation and then made individual compensation decisions, taking into consideration such factors as performance, retention, internal equity, individual development, and succession planning, based upon each peer group. The compensation committee did not target any particular quartile or percentage in making compensation decisions. As a result, actual pay opportunities for our executives may be higher or lower than the median indicated by the peer groups.
The results of the compensation consultant’s studies revealed two important findings:

1.	Higher performing companies do not offer higher target levels of compensation than average performing companies; and

2.
The disparity between the Company’s market capitalization and revenues causes incongruence between pay levels in that companies with market capitalizations similar to the Company have higher target compensation levels than companies with revenues similar to the Company.

Given the significance of this second finding and the need of the Company to retain top talent at all levels, including our CEO, and given the current market capitalization of the Company, the compensation committee has determined that the two peer groups are the most likely competitors for talent and as such represent the most appropriate reference when considering the compensation of executives. The compensation committee concludes that while revenue is a strong metric on which to gauge the Company’s performance, the Company consistently out-performs the general market of companies with similar revenues, and this may not be a useful metric on which to evaluate appropriate peers for compensation levels of the Company’s executives, especially the CEO.
The compensation consultant also concluded, based on their review of the compensation level of Company executives, that generally cash compensation is at or below market levels for all Company officers. Long-term incentive compensation is above market for certain officers, which causes their total direct compensation to be above market. It is important to note that the compensation consultant’s review was of one year of compensation and FleetCor has a history of front-loaded grants, which may result in inconsistent and less meaningful comparisons to other companies with typical annual grant cycles.
Furthermore, the long-term incentives only have value if the Company continues to grow and the employee performs, since performance awards require meaningful contributions by the employee and options only have value to the extent that the stock price increases from the date of grant. The risk in this case is carried by the employee, as the employee is only rewarded if the employee performs and/or the Company continues to perform.
We believe that this mix of compensation better aligns the employee interests with those of our stockholders and helps ensure goals remain aligned to continue the significant growth that the Company has experienced since our initial public offering.

Determining Compensation for the Named Executive Officers
The compensation committee is responsible for administering our compensation practices and making decisions with respect to the compensation paid to our named executive officers. The compensation committee considers the recommendations of the compensation consultant. In addition, compensation for our executive officers continues to be individualized, impacted by arm’s-length negotiations at the time of employment, and thereafter based on a variety of factors, including:

•	our compensation committee’s evaluation of the competitive market based on its general market experience;

•	the roles and responsibilities of our executives, including the role’s impact to creating value for our stockholders;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the individual performance of our executives during the year and the historic performance levels of our executives;

•	our overall financial performance;

•	our financial condition and available resources; and

•	our need for a particular position to be filled.
Our chief executive officer plays a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the compensation committee for the executive officers who report directly to him, the Company’s performance relative to goals approved by the compensation committee, individual performance versus personal objectives and other individual contributions to the Company’s performance. Our chief executive officer annually evaluates the executive officers’ performance with the compensation committee and makes recommendations for base salary, cash incentive awards and grants of long-term equity incentive awards for all executive officers, other than himself. When discussing performance evaluations and setting compensation levels for our executive officers, the compensation committee works closely with our chief executive officer; however, the compensation committee has the discretion to reject or modify the recommendations of our chief executive officer. Our chief executive officer does not participate as a director in determining or recommending the amount of his own compensation.

Compensation mix and how each element fits into our overall compensation objectives
The compensation committee strives to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our compensation objectives. Our compensation committee does not have any formal policy for allocating compensation between short-term and long-term compensation and cash and non-cash compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

•
Our mix of compensation elements is designed to reward recent results, motivate long-term performance and align our executives’ interests with those of our stockholders. We achieve this through a combination of cash and equity awards.

•	Base salary and benefits are designed to provide a secure level of cash compensation.

•
Annual cash incentive awards are designed to reward recent results. These awards support our annual operating plan and are earned only if we meet the performance goals established by the compensation committee.

•
Discretionary bonuses are designed to reward for performance above and beyond our operating plan or to round payments to a specific award amount. These amounts may also be based on guaranteed payments at the time of offer and acceptance of employment for the first year of employment. These bonuses are awarded at the discretion of the compensation committee.

Equity awards are our chosen vehicle to motivate long-term performance and align our executives’ interests with those of our stockholders. Equity awards are granted in the form of stock options and performance-based restricted stock. Stock options have value for our executives only if our stock price increases. Some performance-based restricted stock has value to our executives only if the executive meets the executive’s individual performance goals established by the compensation committee. Other performance-based restricted stock has value to our executives only if the Company meets its performance metrics (e.g., earnings per share).
While we have typically provided cash compensation (base salary) and a cash incentive opportunity to each executive in each year, we have not historically provided equity compensation to each executive on an annual basis. We make equity grants designed to encourage specific performance goals or to reward an executive for extraordinary performance in a particular year and to encourage continued extraordinary performance. In determining the size of an equity award the compensation committee considers relative job responsibility, the value of existing unvested awards, individual performance history, prior contributions to the Company, the size of prior grants, arm’s-length negotiation at the time of an executive’s hiring or refresh and availability of shares in our pool.
The compensation committee applies the same compensation policies to all of our executive officers with the overall goal that the total compensation paid to our executive officers is fair, reasonable and competitive and includes incentives that are designed to appropriately drive corporate performance. The ultimate compensation levels earned by the named executive officers reflect the application of these policies to the varying roles and responsibilities of the executives. Generally, the greater the responsibility of the executive and the greater the potential impact of the executive on revenue and net income growth, the higher the potential compensation that can be earned by the executive. In addition, the compensation committee is aware of the competitive market for executive compensation based upon market data provided by compensation consultants, which reflects a meaningful variation between the chief executive officer and other executive positions for each element of compensation.
Our chief executive officer has the greatest responsibility in managing and driving the performance of our Company. He joined our company in 2000, and has managed our significant growth through a combination of organic initiatives, product and service innovation and over 70 acquisitions of businesses and commercial account portfolios, growing our revenue from $33.0 million in 2000 to over $1.8 billion in 2016. As a result of our compensation committee’s assessment of our chief executive officer’s role and responsibilities within our Company, his nearly 17 years of service to our Company and the competitive market for chief executive officer compensation, there is a significant compensation differential between his compensation levels and those of our other named executive officers.
Components of Compensation
Historically, we have not applied specific formulas to set compensation; however we have sought to benchmark our compensation programs against similarly situated companies. In 2014, the compensation committee engaged a compensation consultant to help benchmark the Company’s payment practices against other companies in our performance-based and industry-based peer groups, as well as the general industry as a whole.
Base salary
Initial base salaries for our executive officers are typically negotiated at arm’s-length at the time of hiring. Base salaries are reviewed annually and adjusted from time to time, taking into account individual responsibilities, individual performance for the year, the experience of the individual, current salary, retention incentives, internal equity and the compensation committee’s evaluation of the competitive market, based on its general market experience. No particular weight is assigned to each factor.

Annual Salaries
Executive	2015 Salary	2016 Salary	Increase
Ronald F. Clarke	$1,000,000	$1,000,000	—
Eric R. Dey(1)	$344,231	$373,077	7%
John S. Coughlin(2)	$372,116	$398,077	7%
Charles Freund(3)	$315,384	$343,077	8%
Todd W. House(4)	$372,116	$398,077	7%
 ___________

(1)	Mr. Dey received a salary increase from $350,000 in 2015 to $375,000 in 2016, resulting in a 7% increase in his base salary.

(2)	Mr. Coughlin received a salary increase from $375,000 in 2015 to $400,000 in 2016, resulting in a 7% increase in his base salary.

(3)	Mr. Freund received a salary increase from $320,000 in 2015 to $345,000 in 2016, resulting in a 8% increase in his base salary.

(4)	Mr. House received a salary increase from $375,000 in 2015 to $400,000 in 2016, resulting in a 7% increase in his base salary.
Annual cash incentive compensation
The primary objectives of our annual cash incentive compensation program are to provide an incentive for superior work, to motivate our employees toward even higher achievement and business results, to tie our employees’ goals to Company performance and to enable us to attract and retain highly qualified individuals. The annual cash incentive program is intended to compensate our executive officers for achieving company-wide or individual or business unit performance goals that are important to our success during the fiscal year. Certain goals, which tie directly to our operating budget, we believe, are attainable with good performance. Other goals, which we refer to as “stretch targets”, are considered far more difficult to achieve and in general require extraordinary performance to attain.
Our compensation committee approves all targets and payouts, in consultation with our chief executive officer. Executives are eligible for payments only if they are employed by us both on the last day of the applicable fiscal year and on the actual payment date of the incentive award, except as stipulated by employment agreements.
In January 2016, the compensation committee approved our 2016 annual cash incentive program for our executive officers employed at that time. The annual cash incentive program was intended to compensate our executives for the achievement of both our annual financial goals and individual or business unit performance objectives, as outlined below, and was structured to result in significant compensation payouts only if performance goals were achieved. If performance goals are not achieved, the named executive officer may receive no payment under the program.
Our compensation committee set the target payout levels, generally as a percentage of base salary, for the executive officers based on recommendations from the chief executive officer (except with respect to his own level). The compensation committee determined these target payout levels based on a combination of factors, including each executive’s role and responsibilities, experience and skills, expected contribution to the Company and potential impact on revenue and net income growth.

•	Mr. Clarke’s target payout level was set at 100% of his base salary and he had the opportunity to earn an additional 88% of the bonus target based on stretch goals.

•	Mr. Dey’s target payout level was set at 50% of his base salary and he had the opportunity to earn an additional 30% of the bonus target based on stretch goals.

•	Mr. Coughlin's target payout level was set at 50% of his base salary and he had the opportunity to earn an additional 50% of the bonus target based on stretch goals.

•	Mr. Freund's target payout level was set at 50% of his base salary and he had the opportunity to earn an additional 40% of the bonus target based on stretch goals.

•	Mr. House's target payout level was set at 50% of his base salary and he had the opportunity to earn an additional 55% of the bonus target based on stretch goals.
2016 Performance goals and results. Our compensation committee structured the 2016 annual cash incentive program to include a combination of company-wide, business unit and individual performance goals, as appropriate, for the named executive officers. Individual or business unit performance goals are tied to the particular area of expertise and responsibilities of the executive and their performance in attaining those objectives.
Our named executive officers prepare recommendations regarding their individual or business unit performance goals, which are reviewed by our chief executive officer and approved by the compensation committee. Certain goals could be paid out in amounts up to 200% of the individual target amounts for performance exceeding objectives. Other goals could be paid out in amounts as low as 50% of the individual target amounts if actual performance achieved minimum thresholds.
Certain goals are based on achieving an earnings per share target based on adjusted net income. Adjusted net income is GAAP net income as reflected in our statement of income, adjusted to eliminate (a) non-cash stock based compensation expense related share-based compensation awards, (b) amortization of deferred financing costs and intangible assets (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment and (e) impairment of our equity method investment. The reconciliation of adjusted net income per diluted share to our GAAP numbers is provided on page 71 of our Form 10-K for the fiscal year ended December 31, 2016 and in Appendix A to the proxy statement.
Mr. Clarke’s award was determined as follows:

(i)
50% of his target award, or $500,000, could be earned if we achieved a 2016 adjusted net income per diluted share “EPS” of $6.55, with the ability to receive 50%, 150% and 200% of the potential payout with results within a specified range above or below this target. The Company achieved adjusted net income per diluted share “EPS” of $6.92 for the year ended December 31, 2016, exceeding the target performance and Mr. Clarke attained 200%, or $1,000,000, of this award.

(ii)
25% of his target award, or $250,000, could be earned if we achieved growth targets through acquisitions or divestment of prescribed businesses, with the ability to receive 150% and 200% of potential payout for exceeding the target within a specified range. Mr. Clarke attained 100% of this award with the acquisition of the STP business in 2016.

(iii)
25% of his target award, or $250,000, could be earned if we achieved growth targets through contractual relationships, new partner deals or acquisitions with the ability to receive 150% of potential payout for exceeding the target. Mr. Clarke attained 150% of his award, or $375,000, with the signing of the Speedway partner relationship agreement in the U.S., the successful acquisition of two tuck-in acquisitions in 2016 and renewed contractual relationships, exceeding the target performance.

Mr. Dey’s award was determined as follows:

(i)
30% of his target award, or $56,250, could be earned if we successfully modified our Credit Facility to facilitate acquisitions as prescribed, modified our Securitization Facility as prescribed or modified certain aspects of our Credit Facility requirements as prescribed, with the ability to receive 50%, 100% and 150% of the potential payout with completion of each incremental project. As the Company completed two of the three targets during 2016, Mr. Dey attained 100%, or $56,250, of this award.

(ii)
30% of his target award, or $56,250, could be earned if he successfully implemented the new designated general ledger system in 2016, with the ability to receive 150% of the potential payout with successful execution at 267% of the prescribed number of lines of business and markets at the target level. Mr. Dey attained 50% of his award, or $28,125, with the implementation of the new general ledger system in two European lines of business and remaining Shell markets in which the Company operates.

(iii)	30% of his target award, or $56,250, could be earned for the successful recruitment of new investors, at prescribed levels in 2016. Mr. Dey attained 100% of the award, or $56,250.

(iv)	10% of his target award, or $18,750, could be earned for the successful recruitment of a new specified finance position. Mr. Dey attained 100% of the award, or $18,750.
Mr. Coughlin’s award was determined as follows:

(i)
100% of his target award, or $200,000, could be earned if we achieved growth targets through acquisitions of businesses, with the ability to receive 150% of potential payout for exceeding the target within a specified range. Mr. Coughlin attained 150% of this award, or $300,000, with the acquisition of the STP, TravelCard and several smaller businesses in 2016.

Mr. Freund’s award was determined as follows:

(i)
50% of his target award, or $86,250, could be earned if we achieved certain sales targets as prescribed, with the ability to receive 50%, 100% and 150% of the potential payout with achievement of the target within a specified range. Mr. Freund attained 50% of this award, or $43,125.

(ii)
30% of his target award, or $51,750, could be earned if we achieved certain sales profitability targets as prescribed, with the ability to receive 50%, 100% and 150% of the potential payout with achievement of the target within a specified range. Mr. Freund did not attain this award.

(iii)	20% of his target award, or $34,500, could be earned for the achievement of certain sales outsourcing initiatives. Mr. Freund did not attain this award.
Mr. House's award was determined as follows:

(i)
40% of his target award, or $80,000, could be earned if we achieved certain growth targets in businesses he directly manages, with the ability to receive 50%, 100% and 150% of the potential payout with results within a specified range above or below his target. Mr. House attained 50% of his award, or $40,000.

(ii)
30% of his target award, or $60,000, could be earned if we successfully achieved certain sales targets in specified products he direct manages, with the ability to receive 50%, 100% and 150% of the potential payout within a specified range above or below his target. Mr. House did not attain this award.

(iii)
30% of his target award, or $60,000, could be earned for the achievement of certain specified growth initiatives in businesses he directly manages, weighted equally with a maximum achievement of 167% of the target. Mr. House attained 67% of his award, or $40,000, with the signing of Speedway services agreement and implementation of new functionality for customers in GFN in the U.S.

The annual incentive award amounts earned by each named executive officer under our cash incentive program are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for 2016.
2016 Discretionary bonuses and guaranteed bonus. The compensation committee awarded additional discretionary bonuses to certain of our named executive officers for 2016 for strong performance outside of predetermined performance targets, as follows:

•	Mr. Freund was awarded a discretionary bonus of $56,875.

•	Mr. House was awarded a discretionary bonus of $70,000.
The discretionary bonus amounts for 2016 are included in the Bonus column in the Summary Compensation Table.
2017 Annual cash incentive program. The compensation committee has approved a 2017 annual cash incentive program that is materially consistent with our 2016 program. Each executive officer will have the opportunity to earn a target award based on Company-wide targets and/or individual targets. In February 2017, the compensation committee approved the 2017 annual cash incentive program based upon the recommendations of our chief executive officer.
Long-term equity incentive awards
The goal of our long-term, equity-based incentive awards is to motivate long-term performance and align the interests of our executive officers with the interests of our stockholders. Most of our equity awards require achievement of performance goals for the awards to vest. For other awards, because vesting is based on continued employment, our equity-based incentives also encourage the retention of our executive officers through the vesting period of the awards. We believe that stock options are an effective tool for meeting our compensation goals because executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, we believe that performance-based restricted stock and stock awards are effective tools for meeting our compensation goals because the conditions to vesting motivate the achievement of performance goals and the value of the grants will increase as the value of our stock price increases.
We have not historically provided equity awards (in the form of stock options or performance-based restricted stock) to our executives on an annual basis. The compensation committee has established an annual program to award performance-based restricted stock to executive officers based on Company-wide performance (e.g. EPS), which was again renewed for 2017.
We typically use equity awards to compensate our executives in the form of (1) initial grants in connection with the commencement of employment and additional “refresher” grants when an executive has vested in his or her existing grants and (2) grants designed to encourage specific performance goals. To date there has been no set program for the award of refresher grants, and our compensation committee retains discretion to make equity awards at any time, including in connection with the promotion of an executive, to reward an executive, for retention purposes or for other circumstances. Our compensation committee has established a pool of shares available for equity awards. All awards are subject to the availability of shares from this pool.
In determining the size of the long-term equity incentives to be awarded to our executives, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the Company, the size of prior grants, arm’s-length negotiation at the time of an executive’s hiring and availability of shares in our pool. Our chief executive officer makes equity award grant recommendations for each executive, including our named executive officers (other than himself). Grant recommendations are presented to the compensation committee for its review and approval.
Prior to our initial public offering, we granted options and performance-based restricted stock to our employees, including executive officers, under the FleetCor Technologies, Inc. Amended and Restated Stock Incentive Plan, which we refer to as our “2002 Plan.” Since our initial public offering, we have granted time-based stock options, performance-based stock options, time-based restricted stock, market-based restricted stock and performance-based restricted stock to our employees, including our executive officers, under the FleetCor Technologies, Inc. 2010 Equity Compensation Plan, which we refer to as our “2010 Plan.”
The compensation committee may, at any time and from time to time, amend, modify or terminate any outstanding award. Award modifications may be made in order to realign the performance objectives of the award with the current goals of the company and role of the participant in the Company. Award modifications are revalued at the date of modification in accordance with applicable accounting guidance.
2016 Equity awards. During 2016, we granted the following equity awards to our named executive officers (excluding award modifications):

Name	Performance-based restricted stock	Time-based stock options
Ronald F. Clarke	50,000	425,000
Eric R. Dey	1,460	44,000
John S. Coughlin	1,460	64,250
Charles Freund	1,460	44,000
Todd W. House	1,460	44,000

Performance-based restricted stock grants. Certain of our performance-based restricted stock grants contain individual or business unit performance conditions. Such shares typically do not vest until these performance conditions have been satisfied. For 2016, approximately 80% of stretch targets related to performance-based restricted stock grants were attained. The earning of these performance based restricted stock awards is indicative of the performance of the Company during the same period.
We also provide performance-based restricted stock grants based on Company-wide performance conditions. The compensation committee approved an annual program for granting of performance-based restricted stock grants based on the Company achieving adjusted earnings per share “EPS” targets. This program awarded each executive officer annual grants tied to Company-wide goals and helps align their interests and compensation with those of our stockholders. We refer to these awards as EPS grants. The Company has historically attained its performance goals and thus these EPS grants have historically vested at 100%. The EPS grants award program was reviewed in 2016 and approved by the compensation committee for continuance in 2017.
Performance-based stock option grants. We also may provide performance-based stock option grants based on Company-wide performance conditions. These awards are typically designed as stretch target awards at the time of grant. The exercise price of each stock option grant is the fair market value of our common stock on the grant date (closing stock price) and typically vests over a period of three years and are attainable only with continued employment through the vesting period, as well as successful achievement of the related performance criteria.
Time-based stock option grants. The exercise price of each stock option grant is the fair market value of our common stock on the grant date (closing stock price). Stock option awards to our named executive officers typically vest ratably over a period of two to four years and are attainable only with continued employment through the vesting period. We believe our vesting schedules generally encourage long-term employment with the Company while allowing our executives to realize compensation only when they create value for our stockholders.
2016 change to neutral macro-economic environment methodology. In 2016, the compensation committee conducted an assessment of the impact of the macro-economic environment on the evaluation of executive performance and equity goal achievement. After several years of relatively steady diesel prices and foreign exchange rates, recent volatility in macro-economic factors made it difficult to measure executive performance in 2015 and 2016 in a manner consistent with the Company’s historic practices. As shown in the graphs below, diesel fuel prices remained relatively steady in 2012 through 2014 but took a sharp turn downward in 2015 and 2016. Similarly, exchange rates were relatively steady in 2012 through 2014 but also took an unfavorable turn in 2015 and 2016. As a result, the compensation committee shifted its methodology in 2016 to evaluate equity target achievement based on a steady macro-economic environment - i.e., holding fuel prices and foreign exchange rates steady to be consistent with 2014. This resulted in a modification to some awards in accordance with accounting guidance in ASC 718.
U.S. Diesel Retail Prices (source: U.S. Energy Information Administration)     Euro v. USD Exchange Rates (source: Forex)
2016 Equity Awards—Chief Executive Officer
The compensation committee independently considered Mr. Clarke’s long-term equity incentive compensation in 2016, including the analysis and recommendations of the compensation consultant from prior years. The compensation committee considered the history of grants to Mr. Clarke, the rationale for the grants and the relative vesting/performance criteria established for those grants, the historical performance of the Company, as well as anticipated future performance of the Company when determining appropriate grants in 2016.
Performance-based restricted stock grant: During 2016, the compensation committee approved a grant to Mr. Clarke of 50,000 shares of performance-based restricted stock, which required the Company to achieve 2016 adjusted net income per diluted share “EPS” of $6.50. As the Company achieved EPS of $6.92, these shares vested in February 2017. Additionally, as noted above the compensation committee conducted an assessment in 2016 of the volatility of the macro-economic environment and the impact on the ability to evaluate executive performance and equity target achievement consistent with the Company’s past practices, and implemented a neutral macro-economic methodology. This change to a neutral macro-economic methodology was applied uniformly to employee stretch targets for all employees with stretch target equity goals, and resulted in the modification of and recognition of some awards in accordance with accounting guidance in ASC 718, including the vesting of a 2014 grant to Mr. Clarke of 50,000 performance-based restricted shares.

Time-based stock option grant: During 2016, the compensation committee approved a grant to Mr. Clarke of 425,000 time-based stock options, which will vest at 50% on each of January 20, 2017 and 2018.
2016 Equity Awards—Other Named Executive Officers
Performance-based restricted stock grant: The compensation committee granted Messrs. Dey, Coughlin, Freund and House 1,460 shares of performance-based restricted stock in 2016, which required the company to achieve 2016 adjusted net income per diluted share “EPS” of $6.50. As the Company achieved EPS of $6.92, these shares vested in February 2017.
Time-based stock option grant: As certain of our executives had limited remaining unvested awards with a strike price in excess of the Company's stock price, the compensation committee considered the need for a new long-term grants in order to ensure the continued long-term engagement and employment of these executives.
During 2016, the compensation committee approved a grant to Messrs. Dey, Freund and House of 44,000 time-based stock options, which will vest 50% on each of January 20, 2017 and 2018. Additionally, during 2016, the compensation committee approved a grant to Mr. Coughlin of 64,250 time-based stock options, which will vest 50% on each of January 20, 2017 and 2018.
Mr. Coughlin- Additional Grants
Performance-based restricted stock grant: As noted above, the compensation committee conducted an assessment in 2016 of the volatility of the macro-economic environment and the impact on the ability to evaluate executive performance and equity target achievement consistent with the Company’s past practices, and implemented a neutral macro-economic methodology. This change to a neutral macro-economic methodology was applied uniformly to employee stretch targets for all employees with stretch target equity goals, and resulted in the modification of and recognition of some awards in accordance with accounting guidance in ASC 718, including the vesting of a 2014 grant to Mr. Coughlin of 3,313 performance-based restricted shares.
Mr. House- Additional Grants
Performance-based restricted stock grant: As noted above, the compensation committee conducted an assessment in 2016 of the volatility of the macro-economic environment and the impact on the ability to evaluate executive performance and equity target achievement consistent with the Company’s past practices, and implemented a neutral macro-economic methodology. This change to a neutral macro-economic methodology was applied uniformly to employee stretch targets for all employees with stretch target equity goals, and resulted in the modification of and recognition of some awards in accordance with accounting guidance in ASC 718, including the vesting of three 2014 grants to Mr. House of 3,000, 3,000 and 6,000 performance-based restricted shares, respectively, related to his performance in delivering specified revenue results in businesses he directly managed in 2015 and 2016.
Benefits and perquisites
We offer all U.S.-based employees the opportunity to participate in a 401(k) plan. The general purpose of our 401(k) plan is to provide employees with an incentive to make regular savings contributions in order to provide additional financial security during retirement. Our 401(k) plan provides that we match 25% of an employee’s contribution, up to an employee contribution of 4% of salary. Our named executive officers in the U.S. participate in this 401(k) plan on the same basis as all of our other participating employees.
We provide to all of our eligible employees, including our named executive officers, health benefits and we pay the premiums for these benefits on behalf of our named executive officers. We provide to our named executive officers life insurance benefits, long-term care insurance and concierge doctor services and pay the premiums on their behalf.
We do not provide any nonqualified deferred compensation arrangements or defined benefit pension plans to our named executive officers.

Severance and Change of Control Benefits
Under their employment agreements or offer letters, and pursuant to our historic practice, our executive officers are generally entitled to certain severance and change of control benefits.

•
If we terminate Mr. Clarke’s employment for any reason other than for cause, Mr. Clarke will receive cash severance payments, in equal monthly installments over 12 months, equal to 150% of his then-current annual base salary plus any accrued and unpaid vacation. Mr. Clarke will also receive payment of his health insurance premiums in amounts equal to those made immediately prior to his termination and, if permissible, continuation of coverage under our life and disability insurance plans for 12 months. In addition, if within 12 months following a change in control Mr. Clarke’s employment is terminated by him for good reason or is terminated by the Company for any reason other than cause, Mr. Clarke can elect to have us purchase from him any remaining equity in the Company that he held at January 1, 2010 and still holds. At December 31, 2016, this included 750,000 options to purchase the Company's common stock. The purchase price would be at the fair market value. In addition to Mr. Clarke’s rights under his employment agreement, he also has all rights and conditions as to stock and stock options granted to him under our 2010 Plan as set forth below.

•
Each of our other executive officers will receive cash severance in the amount of six months of their then-current salary, upon execution of a general release, if they are terminated by us for any reason other than for cause. We provide severance compensation if our executives are terminated without cause to incentivize our executive officers to act in the best interests of our stockholders in the face of a transaction even if they may be terminated as a result.

For a further discussion of these benefits, see “Employment agreements and offer letters” and “Potential payments on termination or change in control.”
Our stock option and restricted stock award agreements under our 2002 Plan do not provide for accelerated vesting under any circumstances.
Under our 2010 Plan and the related stock option and stock grant agreements, all conditions to the exercise of outstanding options and issuance or forfeiture of outstanding stock grants will be deemed satisfied as of the effective date of a change in control, only if as a result of a change in control all of the outstanding options and stock grants granted under the 2010 Plan are not continued in full force and effect or there is no assumption or substitution of the options and stock grants (with their terms and conditions unchanged) in connection with such change in control. In addition, if outstanding options or stock grants are continued in full force and effect or there is an assumption or substitution of the options and stock grants in connection with a change in control, then any conditions to the exercise of an employee’s outstanding options and any issuance and forfeiture conditions of outstanding stock grants will automatically expire and have no further force or effect on or after the date that the employee’s service terminates, if the employee’s employment with FleetCor is terminated at our initiative for reasons other than “cause” (as defined in the 2010 Plan) or is terminated at the employee’s initiative for “good reason” (as defined in the 2010 Plan) within the two-year period starting on the date of the change in control (often called a “double trigger” change in control vesting).
A change in control means, generally:

•
any sale by us of all or substantially all of our assets or our consummation of any merger, consolidation, reorganization or business combination with any person, except for certain transactions specified in the 2010 Plan;

•	the acquisition by any person, other than certain acquisition specified in the 2010 Plan, of 30% or more of the combined voting power of our then-outstanding voting securities;

•	a change in the composition of our Board of Directors that causes less than a majority of the directors to be directors that meet one or more of the descriptions to be set forth in the 2010 Plan; or

•	stockholder approval of our liquidation or dissolution, other than as provided in the 2010 Plan.

Executive Equity Ownership Guidelines
Our executive officers are encouraged to hold significant equity interests in the company. Our Board expects the following executive officers to own or to acquire, within five years of appointment to such officer position or within five years from December 31, 2010, whichever is later, shares of our common stock having a market value of a multiple of his or her base salary as indicated below:

• Chief Executive Officer	3.0x

• Chief Financial Officer	2.0x

• Chief Operating Officer	2.0x

• All Other Executive Officers	1.5x
Our Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and the chairman of the compensation committee may approve such exceptions from time to time, as he deems appropriate.
Hedging and Pledging
Derivative securities are securities, contracts or arrangements whose value varies in relation to the price of our securities. For example, derivative securities would include exchange-traded put or call options, as well as individually arranged derivative transactions, such as prepaid forwards. Many forms of derivatives are speculative in nature (meaning that their value fluctuates based on short-term changes in the price of our shares), and the purchase or sale of such derivatives by our employees could motivate them to take actions that are in conflict with the long-term interests of other stockholders and could also cause the appearance of misuse of inside information.
Accordingly, our employees, officers and directors are prohibited by our insider trading compliance policy from purchasing or selling derivative securities, entering into derivatives contracts relating to our stock or otherwise engaging in hedging transactions. The prohibition on hedging transactions does not apply to stock options and other interests issued under our employee benefit plans. Furthermore, our insider trading compliance policy prohibits executive officers and directors from pledging or otherwise using as collateral shares of our common stock.
Section 162(m)
Section 162(m) of the Code limits a public company’s deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” Our compensation committee evaluates the effects of compensation limits of Section 162(m) and provides compensation in a manner consistent with FleetCor’s best interests and those of our stockholders.

NAMED EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table for 2016
The following table shows the compensation for each of the named executive officers calculated in accordance with SEC rules and regulations.
The amounts presented below in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of awards granted to the named executive officers and may not reflect the actual value to be realized by each executive officer. Variables that can affect the actual value realized by the named executive officer include achievement levels of performance targets, economic and market risks associated with stock and option awards and performance unit valuation based on the market price of FleetCor’s stock. The actual value realized by the named executive officer will not be determined until the time of vesting in the case of restricted stock, and performance-based restricted stock, or until option exercise in the case of option awards.

Named Executive Officer	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Ronald F. Clarke	2016	$1,000,000	$—	$13,387,500	$13,340,451	$1,625,000	$25,112	$29,378,063
Chief Executive Officer and Chairman of the Board of Directors	2015	$1,000,000	$—	$7,782,500	$—	$1,375,000	$24,398	$10,181,898
	2014	$1,000,002	$175,000	$14,766,000	$—	$1,425,000	$21,069	$17,387,071

Eric R. Dey	2016	$373,077	$—	$167,754	$799,164	$159,375	$26,517	$1,525,887
Chief Financial Officer	2015	$344,231	$—	$197,676	$1,280,845	$232,750	$25,803	$2,081,305
	2014	$325,000	$28,125	$170,928	$—	$121,875	$22,474	$668,402

John S. Coughlin	2016	$398,077	$—	$674,146	$1,166,960	$300,000	$26,821	$2,566,004
Executive Vice President—Global Corporate Development	2015	$372,116	$—	$197,676	$—	$—	$25,987	$595,779
	2014	$348,077	$37,500	$7,018,513	$4,935,685	$262,500	$22,978	$12,625,253

Charles Freund	2016	$343,077	$56,875	$167,754	$799,164	$43,125	$24,975	$1,434,970
Executive Vice President—Global Sales

Todd W. House	2016	$398,077	$70,000	$1,888,104	$799,164	$80,000	$28,269	$3,263,614
President—North America, Direct Issuing, U.S. Telematics and Efectivale	2015	$372,116	$—	$197,676	$—	$131,250	$27,236	$728,278
	2014	$348,077	$35,000	$3,714,768	$1,690,040	$140,000	$24,226	$5,952,111

 ______________

(1)	This column represents the salary earned for the applicable year.

(2)	This column represents the discretionary bonus amounts paid for the applicable year. For a description of these payments in 2016, see “—Components of compensation—Annual cash incentive compensation.”

(3)
This column represents the aggregate grant date fair value for the stock awards granted/modified in the applicable year, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 5 to the financial statements included in our 2016 Annual Report on Form 10-K. For an overview of the features of the 2016 awards, see “—Components of compensation—Long-term equity incentive awards”. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. The amounts shown for Messrs. Clarke, Dey, Coughlin, Freund and House represent the maximum grant date fair value for the performance-based restricted stock granted or modified in 2016. The incremental maximum grant date fair value of Mr. Clarke's performance-based restricted stock award granted in 2014 and modified in 2016 is $259,500. The incremental maximum grant date fair value of Mr. Coughlin's performance-based restricted stock award granted in 2014 and modified in 2016 is $17,194. The maximum grant date fair value of Mr. House's performance-based restricted stock award granted in 2014 and modified in 2016 declined $51,570.

(4)
This column represents the aggregate grant date fair value for the stock option awards granted/modified in the applicable year, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 5 to the financial statements included in our 2016 Annual Report on Form 10-K. For an overview of the features of the 2016 awards, see “—Components of compensation—Long-term equity incentive awards”. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award.

(5)
This column represents the amounts earned under the applicable year annual cash incentive award programs based on achievement of performance goals under the program. For a description of the program, including the 2016 performance goals under the program, see “—Components of compensation—Annual cash incentive compensation.”

(6)	The following table breaks down the amounts shown in this column for 2016:

Name	Company 401(k) Match	Health Benefit Premiums	Long-Term Care Premiums	Life Insurance Premiums	Total
Ronald F. Clarke	$—	$23,771	$1,037	$305	$25,112
Eric R. Dey	$—	$25,471	$742	$305	$26,517
John S. Coughlin	$—	$25,271	$1,246	$305	$26,821
Charles Freund	$—	$23,771	$900	$305	$24,975
Todd W. House	$1,500	$25,471	$994	$305	$28,269

GRANTS OF PLAN-BASED AWARDS FOR 2016
The following table provides information about awards granted in 2016 to each of the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under the Equity Incentive Plan Awards (2)	All Other Options Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Award(4)
Name	Grant/Modification Date	Target ($)	Maximum ($)	Target (#)	(#)	($/Share)	($)
Ronald F. Clarke		$1,000,000	$1,875,000
	1/20/2016			50,000			$5,745,000
	1/20/2016				425,000	$114.90	$13,340,451
	6/7/2016			50,000			$7,642,500
Eric R. Dey		$187,500	$243,750
	1/20/2016			1,460			$167,754
	1/20/2016				44,000	$114.90	$799,164
John S. Coughlin		$200,000	$300,000
	1/20/2016			1,460			$167,754
	1/20/2016				64,250	$114.90	$1,166,960
	6/7/2016			3,313			$506,392
Charles Freund		$172,500	$241,500
	1/20/2016			1,460			$167,754
	1/20/2016				44,000	$114.90	$799,164
Todd W. House		$200,000	$310,000
	1/20/2016			1,460			$167,754
	1/20/2016			3,000			$344,700
	1/20/2016				44,000	$114.90	$799,164
	6/7/2016			3,000			$458,550
	6/7/2016			6,000			$917,100
______________

(1)
These columns reflect the target and maximum amounts that could be earned under our 2016 annual cash incentive program for each named executive officer. There is no threshold amount under the program. For information concerning this program, see “—Components of compensation—Annual cash incentive compensation.” The maximum estimated payouts under the non-equity incentive plan awards do not include any discretionary bonuses that may awarded by the Compensation Committee. See “Summary Compensation Table for 2016” for actual amounts awarded for 2016 performance.

(2)
This column reflects the number of shares of performance-based restricted stock granted/modified in 2016.. These awards do not have a threshold or maximum amount. For information concerning these grants, see “—Components of compensation—Long-term equity incentive awards—2016 Equity awards.”

(3)
This column reflects the number of stock options granted in 2016, subject to time vesting. For information concerning this grant and the vesting schedule, see “—Components of compensation—Long-term equity incentive awards—2016 Equity awards.”

(4)
This column reflects the grant date fair value of the restricted stock and stock option awards under FASB ASC Topic 718 granted to each of the named executive officers in 2016. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. There can be no assurance that the grant date fair value of stock and option awards will ever be realized by the named executive officers.

OPTION EXERCISES AND STOCK VESTED
The following table shows the number of stock options exercised and stock vested in 2016 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(1)
Ronald F. Clarke	—	$—	255,666	$31,068,523
Eric R. Dey	26,316	$4,415,825	1,270	$189,624
John S. Coughlin	—	$—	1,270	$193,535
Charles Freund	26,316	$3,917,202	1,270	$193,650
Todd W. House	28,490	$4,705,604	7,270	$835,323
______________

(1)
Value realized is calculated based on the closing price of our common stock on the New York Stock Exchange on the date of exercise or vesting. There is no guarantee the named executive officers actually received or will receive the value indicated upon the ultimate disposition of the underlying shares of common stock.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016
The following table shows the number of stock options and restricted stock held by the named executive officers on December 31, 2016.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)		Option exercise price ($)	Option grant date	Option expiration date	Equity incentive plan awards; number of unearned shares or other rights that have not vested (#)(3)	Equity incentive plan awards; market or payout value of unearned shares or other rights that have not vested ($)(4)
Ronald F. Clarke	750,000	—		$10.00	6/17/2009	6/17/2019
	833,332	—		$23.00	12/14/2010	12/14/2020
	833,333	—		$35.04	6/29/2012	6/29/2022
	637,500	212,500	(2)	$149.68	12/4/2014	12/4/2024
	—	425,000		$114.90	1/20/2016	1/20/2026
							150,000	$21,228,000
Eric R. Dey	—	44,000		$155.65	2/23/2015	2/23/2025
	—	44,000		$114.90	1/20/2016	1/20/2026
							1,460	$206,619
John S. Coughlin	7,000	—		$20.00	10/16/2010	10/16/2020
	64,250	64,250		$132.24	7/15/2014	7/15/2024
	—	64,250		$114.90	1/20/2016	1/20/2026
							37,897	$5,363,183
Charles Freund	—	44,000		$155.65	2/23/2015	2/23/2025
	—	44,000		$114.90	1/20/2016	1/20/2026
							1,460	$206,619
Todd W. House	—	44,000		$132.24	7/15/2014	7/15/2024
	—	44,000		$114.90	1/20/2016	1/20/2026
							16,460	$2,329,419
______________

(1)
Messrs. Clarke, Dey, Coughlin, Freund and House's stock options granted on January 20, 2016 will vest ratably on January 20, 2017 and 2018. Messrs. Dey and Freund's stock options granted on February 23, 2015 will vest ratably on February 23, 2017 and 2018. Mr. Coughlin's stock options granted on July 15, 2014 vested or will vest ratably on July 15, 2015, 2016, 2017 and 2018. Mr. House's stock options granted on July 15, 2014 will vest ratably on July 15, 2017 and 2018.

(2)
Mr. Clarke’s performance based stock options granted on December 4, 2014 vests subject to performance targets requiring FleetCor earnings and certain adjusted net income per diluted share “EPS” for 2015, which was determined as met by the Compensation Committee on January 20, 2016. As a result of this determination, 50% (425,000 options) vested on January 20, 2015, 25% (212,500 options) vested on December 31, 2016 and 25% (212,500 options) will vest on December 31, 2017.

(3)	Represents performance-based restricted stock awards, where performance targets are based on achieving company-wide or individual or business unit performance goals during 2015, 2016 and/or 2017.

(4)	Market value of shares of restricted stock that have not vested is calculated using $141.52, the Company's closing stock price on December 30, 2016.

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL BENEFITS
Ronald F. Clarke
We entered into an amended and restated employment agreement with Mr. Clarke on November 29, 2010, which amended and restated his employment agreement of September 25, 2000.

•
The initial term of the employment agreement was through December 31, 2011. Per the agreement, the agreement automatically renews for successive one year periods unless we provide notice at least 30 days prior to the expiration date.

•	Mr. Clarke is entitled to an annual base salary of at least $687,500, with annual increases at the discretion of the Compensation Committee.

•
We may terminate Mr. Clarke’s employment under the agreement by providing 30 days prior written notice and the payment of all sums due under the agreement. If we terminate Mr. Clarke’s employment for any reason other than for “cause” (as defined below), including through non-renewal of the agreement, Mr. Clarke will receive (1) cash severance payments, in equal monthly installments over 12 months (the “Severance Period”), in an amount equal to 150% of his then- current annual base salary plus any accrued and unpaid vacation; (2) at his election, payment of his health insurance premiums for coverage under COBRA in amounts equal to those made immediately prior to his termination until the earlier of the expiration of the Severance Period or his commencement of employment with another employer; and (3) continuation of coverage during the Severance Period under our life and disability insurance plans, if permitted by the terms of the plans.

•
If within 12 months following a change in control Mr. Clarke’s employment is terminated by him for good reason or is terminated by the Company for any reason other than cause, Mr. Clarke can elect to have us purchase from him any remaining equity in the Company that he held at January 1, 2010 and still holds. At December 31, 2016, this included 750,000 stock options. The purchase price would be at the fair market value.

In addition to Mr. Clarke’s rights under his employment agreement, he also has all rights and conditions as to stock and stock options granted to him under our 2010 Plan, which provides that all awards will accelerate if Mr. Clarke is terminated without cause within the two year period following a change in control or Mr. Clarke resigns for good reason during such period (a double trigger). The fair market value is determined by the change in control price, if the change in control is a cash transaction, or, in all other cases, by the Board of Directors in good faith.
“Cause” is defined to mean: Mr. Clarke’s (1) failure to render services to us; (2) commission of an act of disloyalty, gross negligence, dishonesty or breach of fiduciary duty; (3) material breach of the agreement; (4) commission of any crime or act of fraud or embezzlement; (5) misappropriation of our assets; (6) violation of our material written rules or policies; (7) commission of acts generating material adverse publicity toward us; (8) commission or conviction of a felony; or (9) death or inability due to disability to perform his essential job functions for a period of three months.
“Good reason” is defined to mean, following a change in control, and without Mr. Clarke’s written consent: (1) there is a significant diminution in his responsibilities; (2) a reduction in his annual base salary or total compensation and benefits in the amount of 10% or more; (3) his principal place of employment is relocated to a place that is 25 miles from the prior principal place of employment; or (4) he is required to be away from his office 25% more than was required prior to the change in control.
“Change in control” has the same definition as in the 2010 Plan.
Other named executive officers
We entered into offer letter agreements with Messrs. Dey, Coughlin, Freund and House in connection with their hiring. Consistent with these offer letters and our historic practice, if any of these named executive officers is terminated by us for any reason other than for cause, we will (1) pay cash severance in the amount of six months of his then-current base salary and (2) provide health benefits for six months, each upon execution of a general release.
Confidentiality and Non-Competition Agreements
Under the terms and conditions of the employee confidentiality, work product and non-solicitation agreement executed by our named executive officers, which survives any termination of such executive’s employment, our named executive officers, for a period of one year following termination for any reason, have an obligation not to:

•	disclose certain of our confidential information,

•	accept employment with certain enumerated competitors,

•	solicit, in competition with our sale of products or services, any of our customers with which such executive had substantial contact within one year of such executive’s termination and

•
recruit or hire, or attempt to recruit or hire, any of our employees, consultants, contractors or other personnel, who have knowledge of certain of our confidential information and with whom such executive had substantial contact within one year of such executive’s termination.

In addition, pursuant to the employee confidentiality work product and non-solicitation agreement, during the term of employment our named executive officers have an obligation not to (i) disclose certain of our confidential information or (ii) accept employment with certain enumerated competitors.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
The following table shows the potential payments to the named executive officers upon a termination of employment under various circumstances and in a change in control. In preparing the table, we assumed the triggering event occurred on December 31, 2016.

Name	Severance Amount ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Benefits ($)(3)	Total ($)
Ronald F. Clarke
Termination without cause	$1,500,000	$—	$25,112	$1,525,112
Termination for good reason or termination without cause following a change in control	$1,500,000	$32,753,002	$25,112	$34,278,114
Change in control	$—	$—	$—	$—
Eric R. Dey
Termination without cause	$187,500	$—	$13,259	$200,759
Termination without cause following a change in control	$187,500	$1,379,958	$13,259	$1,580,717
Termination for good reason following a change in control	$—	$1,379,958	$—	$1,379,958
Change in control	$—	$—	$—	$—
John S. Coughlin
Termination without cause	$200,000	$—	$13,411	$213,411
Termination without cause following a change in control	$200,000	$7,813,786	$13,411	$8,027,197
Termination for good reason following a change in control	$—	$7,813,786	$—	$7,813,786
Change in control	$—	$—	$—	$—
Charles Freund
Termination without cause	$172,500	$—	$12,488	$184,988
Termination without cause following a change in control	$172,500	$1,379,958	$12,488	$1,564,946
Termination for good reason following a change in control	$—	$1,379,958	$—	$1,379,958
Change in control	$—	$—	$—	$—
Todd W. House
Termination without cause	$200,000	$—	$14,135	$214,135
Termination without cause following a change in control	$200,000	$3,971,059	$14,135	$4,185,194
Termination for good reason following a change in control	$—	$3,971,059	$—	$3,971,059
Change in control	$—	$—	$—	$—
______________

(1)
For Mr. Clarke, represents 150% of his then-current annual base salary and any accrued vacation. For Messrs. Dey, Coughlin, Freund and House, represents six months of their then-current annual base salary.

(2)
Under Mr. Clarke’s employment agreement he can elect to have us purchase, at fair market value, all outstanding stock options and shares of our stock, owned by him as of January 1, 2010, upon termination for good reason or without cause within 12 months after a change in control. In addition to Mr. Clarke’s rights under his employment agreement, he also has all rights and conditions as to stock and stock options granted to him under our 2010 Plan, which provides that all awards will accelerate if Mr. Clarke is terminated without cause within the two year period following a change in control or Mr. Clarke resigns for good reason during such period. Under our 2010 Plan and the stock option and restricted stock agreements with each named executive officer, all awards will accelerate if the executive is terminated without cause within the two year period following a change in control or the executive resigns for good reason during such period. The value shown above represents the value of the unvested options and restricted stock held by the named executive officers at December 31, 2016, assuming a value of $141.52 per share, the closing price of our common stock on the New York Stock Exchange on December 30, 2016, for which vesting would be accelerated. Our equity incentive award agreements, under our 2002 plan, do not provide accelerated vesting of equity awards under any circumstances.

(3)
For Mr. Clarke, represents payment of medical, dental and vision benefits for 12 months. For Messrs. Dey, Coughlin, Freund and House, represents the value of continuation of medical, dental and vision benefits for six months.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information, as of December 31, 2016, with respect to our compensation plans under which common stock is authorized for issuance, which consist of our 2010 Equity Compensation Plan (including all subsequent amendments thereto) and its predecessor, our 2002 Amended and Restated Stock Incentive Plan. We believe that the exercise price for all of the options granted under these plans reflect at least 100% of fair market value on the dates of grant for the options at issue.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A) (C)
Equity Compensation Plans Approved by Stockholders
2002 Plan	757,000	$10.09	—
2010 Plan	5,388,854	$102.60	2,968,584
Equity Compensation Plans Not Approved by Stockholders	—	$—	—

Total	6,145,854	$91.20	2,968,584
No further grants were allowed under the 2002 Plan after the 2010 Plan became effective.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee(1)
Thomas M. Hagerty (Chair)
Joseph W. Farrelly
Steven T. Stull

(1) Ms. Moddelmog joined the Board of Directors and the Compensation Committee after the meetings in which the Compensation Discussion and Analysis contained in this Proxy Statement was reviewed and discussed.

COMPENSATION OF DIRECTORS
The non-employee members of our Board of Directors receive compensation for serving as directors. We believe restricted stock awards are an appropriate form of compensation for our directors because the value of the grants will increase as the value of our stock price increases, thus aligning the interests of these directors with those of our stockholders. Annual grants for director service have a target value at grant in 2016 of approximately $250,000, with prorated grants determined by the Board of Directors from time to time for newly elected directors. The amount of these grants was determined based on our Board of Directors’ general experience with market levels of director compensation.
In addition, the Board of Directors approved a cash payment in the amount of $50,000 for the audit committee chairman and information technology and security chairman, Messrs. Macchia and Farrelly, respectively, for 2016. The decision to provide cash compensation is reviewed on an annual basis.
All members of our Board of Directors are reimbursed for actual expenses incurred in connection with attendance at Board meetings. Mr. Clarke does not receive any compensation for service on our Board of Directors.

The following table sets forth the total compensation provided to each non-employee director that served during any part of 2016.

	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Michael Buckman	—	242,877	242,877
Joseph W. Farrelly	50,000	242,877	292,877
Thomas M. Hagerty	—	242,877	242,877
Mark A. Johnson	—	242,877	242,877
Richard Macchia	50,000	242,877	292,877
Jeffrey S. Sloan	—	242,877	242,877
Steven T. Stull	—	242,877	242,877
 ______________

(1)
During 2016, the Compensation Committee granted Messrs. Buckman, Farrelly, Hagerty, Johnson, Macchia, Sloan and Stull each 1,954 shares of restricted stock for their service on the Board of Directors during 2016, which vested on January 1, 2017. The value for stock awards in this column represents the grant date fair value for the stock award granted in 2016, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

Messrs. Buckman, Farrelly, Hagerty, Johnson, Macchia, Sloan and Stull did not hold any stock option awards as of December 31, 2016. Ms. Moddelmog joined the Board in 2017 and thus did not receive Director compensation in 2016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the 2016 fiscal year, none of our executive officers served on the Compensation Committee or Board of Directors of any other company of which any member or proposed member of our Compensation Committee is an executive officer.

INFORMATION REGARDING BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT
This table shows common stock that is beneficially owned by our directors, our chief executive officer, our chief financial officer and our next three most highly compensated executive officers, whom we refer to as our “named executive officers” and all persons known to us to own 5 percent or more of our outstanding common stock, as of December 28, 2017. Percentages are based on 89,753,989 shares outstanding as of December 28, 2017.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

	Common Stock Owned (2)	Right to Acquire (3)	Total Securities Owned (4)	Percent of Outstanding Shares
Name and Address (1)
Principal Stockholders:
The Vanguard Group(5)	7,093,081	—	7,093,081	7.9%
P.O. Box 2600 V26
Valley Forge, PA 19482
Jennison Associations, LLC(6)	4,834,245	—	4,834,245	5.4%
466 Lexington Avenue
New York, NY 10017
Lone Pine Capital LLC(7)	4,688,835	—	4,688,835	5.2%
Two Greenwich Plaza
Greenwich, CT 06830
Brown Brothers Harriman & Company(8)	4,539,337	—	4,539,337	5.1%
140 Broadway
New York, NY 10055

Named Executive Officers and Directors:
Ronald F. Clarke(9)	480,666	3,516,665	3,997,331	4.5%
Eric R. Dey(10)	24,195	88,000	112,195	*
John S. Coughlin (11)	25,987	167,625	193,612	*
Charles Freund(12)	16,170	88,000	104,170	*
Todd W. House (13)	4,367	11,000	15,367	*
Michael Buckman(14)	14,991	—	14,991	*
Joseph W. Farrelly(15)	8,691	—	8,691	*
Thomas M. Hagerty(16)	1,667	—	1,667	*
Mark A. Johnson(17)	102,491	—	102,491	*
Richard Macchia(18)	11,767	—	11,767	*
Hala G. Moddelmog(19)	1,334	—	—	*
Jeffrey S. Sloan(20)	9,991	—	9,991	*
Steven T. Stull(21)	16,738	—	16,738	*
Directors and Executive Officers as a Group (22 Persons)(22)	811,193	4,159,687	4,970,880	4.6%
______________________

*	Less than 1%

(1)	Unless otherwise noted, the business address for the individual is: c/o FleetCor Technologies, Inc., 5445 Triangle Parkway, Peachtree Corners, Georgia, 30092.

(2)
Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his spouse. Excludes shares that may be acquired through stock option exercises.

(3)	Includes shares that can be acquired through stock option exercises through February 26, 2018.

(4)	Includes common stock, restricted stock, and shares that can be acquired through stock option exercises through February 26, 2018.

(5)
This information was reported on a Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2017. The Schedule 13G was filed on behalf of: (1) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., which is the beneficial owner of 49,035 shares or 0.05% of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts, and (2) Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., which is the beneficial owner of 68,968 shares or 0.07% of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(6)
This information was reported on a Schedule 13G filed by Jennison Associations LLC with the SEC on February 2, 2017. The Schedule 13G was filed by the Jennison Associates LLC (“Jennison”), which furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Issuer’s Common Stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such; shares of the Company’s common stock reported on Jennison’s 13G are also included in the shares reported on the 13G filed by Prudential on January 24, 2017, in which Prudential states it has sole voting power on an additional 233,143 shares of the Company’s common stock.

(7)
This information was reported on a Schedule 13G filed by Lone Pine Capital LLC with the SEC on February 14, 2017. The Schedule 13G was filed on behalf of the following entities: (1) Lone Pine Capital LLC, a Delaware limited liability company ("Lone Pine Capital"), which serves as investment manager to (2) Lone Spruce, L.P., a Delaware limited partnership ("Lone Spruce"), (3) Lone Cascade, L.P., a Delaware limited partnership ("Lone Cascade"), (4) Lone Sierra, L.P., a Delaware limited partnership ("Lone Sierra"), (5) Lone Tamarack, L.P., a Delaware limited partnership ("Lone Tamarack"), (6) Lone Cypress, Ltd., a Cayman Islands exempted company ("Lone Cypress"), (7) Lone Kauri, Ltd., a Cayman Islands exempted company ("Lone Kauri"), (8) Lone Monterey Master Fund, Ltd., a Cayman Islands exempted company ("Lone Monterey Master Fund"), and (9) Lone Savin Master Fund, Ltd., a Cayman Islands exempted company ("Lone Savin Master Fund", and together with Lone Spruce, Lone Cascade, Lone Sierra, Lone Tamarack, Lone Cypress, Lone Kauri, Lone Monterey Master Fund and Lone Savin Master Fund, the "Lone Pine Funds"), with respect to the Common Stock directly held by each of the Lone Pine Funds; and (10) Stephen F. Mandel, Jr. ("Mr. Mandel"), the managing member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the Common Stock directly held by each of the Lone Pine Funds and reported that each of the reporting persons beneficially owned and had shared voting and dispositive power with respect to 4,688,835 shares.

(8)	This information was reported on a Schedule 13G filed by Brown Brothers Harriman and Company (“Brown Brothers”) with the SEC on October 19, 2017.

(9)	Includes 380,666 shares of common stock, vested options of 3,304,165, options of 212,500 vesting within 60 days and 100,000 shares of restricted stock subject to vesting requirements.

(10)	Includes 10,017 shares of common stock, vested options of 44,000, options of 44,000 vesting within 60 days and 14,178 shares of restricted stock subject to vesting requirements.

(11)	Includes 1,630 shares of common stock, vested options of 135,500, options of 32,125 vesting within 60 days and 24,357 shares of restricted stock subject to vesting requirements.

(12)	Includes 15,000 shares of common stock, vested stock options of 44,000, options of 44,000 vesting within 60 days and 1,170 shares of restricted stock subject to vesting requirements.

(13)	Includes 4,367 shares of common stock and options of 11,000 vesting within 60 days.

(14)	Includes 13,324 shares of common stock and 1,667 shares of restricted stock subject to vesting requirements.

(15)	Includes 7,024 shares of common stock and 1,667 shares of restricted stock subject to vesting requirements.

(16)	Includes 1,667 shares of restricted stock subject to vesting requirements.

(17)	Includes 100,824 shares of common stock and 1,667 shares of restricted stock subject to vesting requirements.

(18)	Includes 10,100 shares of common stock and 1,667 shares of restricted stock subject to vesting requirements.

(19)	Includes 500 shares of common stock and 834 shares of restricted stock subject to vesting requirements.

(20)	Includes 8,324 shares of common stock and 1,667 shares of restricted stock subject to vesting requirements.

(21)
Represents 6,247 shares of common stock held by Advantage Capital Financial Company, LLC (“Advantage Capital”) and related entities, 8,824 shares of common stock held by Mr. Stull and 1,667 shares of restricted stock subject to vesting requirements. Mr. Stull has shared voting power with respect to such shares of common stock held by Advantage Capital, and as a result, may be deemed to beneficially own such shares. Mr. Stull disclaims ownership of the shares held by the Advantage Capital entities except to the extent of his pecuniary interest therein. Advantage Capital is a private equity fund that invests on behalf of other investors.

(22)	In addition to the officers and directors named in this table, nine other executive officers are members of this group.

We are not aware of any arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

SOLICITATION OF PROXIES
Proxies may be solicited by officers, directors, and regular supervisory and executive employees of FleetCor, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. FleetCor will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. FleetCor will pay all proxy solicitation costs.

VOTING PROCEDURES
Tabulation of Votes. Broadridge Investor Communication Solutions, Inc. will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Form 8-K filed with the SEC within four business days of the Special Meeting.
Vote Required; Effect of an Abstention and Broker Non-Votes. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Your broker or custodian will not have the discretion to vote these shares on your behalf. The following table summarizes the vote threshold required for passage of the proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Shares	Board Voting Recommendation
1	Approve the FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan	Majority of shares cast	Not counted	Not voted	FOR

If you sign and return a proxy card or vote your shares via the Internet but do not provide voting instructions, your shares will be voted as listed in the “Board Voting Recommendation” column in the table above.
Dissenters’ rights are not applicable to the matter being voted upon.
Where to Find More Proxy Voting Information.

•	The Securities and Exchange Commission website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

•	Contact the FleetCor Investor Relations department through our website at investor.fleetcor.com or by phone at (770) 729-2017.

•	Contact the broker or bank through which you beneficially own your shares.

Revoking Your Proxy. Stockholders of record may revoke their proxy and change their vote at any time before the polls close at the Special Meeting by submitting a subsequent proxy or by using the Internet, by telephone or by mail with a later date; sending written notice of revocation to our Corporate Secretary at FleetCor, 5445 Triangle Parkway, Suite 400, Peachtree Corners, GA 30092; or voting in person at the Special Meeting. If you hold shares through a bank or broker, please refer to your proxy card or other voting information form forwarded by your bank or broker to see how you can revoke your proxy (if you received one) and change your vote.

STOCKHOLDER PROPOSALS
Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2018 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be received no later than January 12, 2018 at the following address, FleetCor Technologies, Inc., Attention: Corporate Secretary, 5445 Triangle Parkway, Peachtree Corners, Georgia 30092, STOCKHOLDER PROPOSAL. However, in the event that the annual meeting is called for a date that is not within thirty days before or after June 21, 2018, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2018 annual meeting of stockholders.
If a stockholder wishes to present a proposal before the 2018 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Corporate Secretary must be received no earlier than February 21, 2018, nor later than March 23, 2018. However, in the event that the annual meeting is called for a date that is not within thirty days before or after June 21, 2018, notice by the stockholder must be received by the later of the tenth day following the date of the Public Announcement (as defined in our bylaws) of the date of the annual meeting and the 90th day prior to the annual meeting. Our bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at investor.fleetcor.com under Corporate Governance.
STOCKHOLDER RECOMMENDATIONS OF NOMINEES
The Compensation Committee of the Board of Directors considers recommendations for candidates for nomination to the Board of Directors by a stockholder. It will consider and evaluate candidates recommended by stockholders in the same manner as candidates recommended from other sources. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy statement for the next annual meeting.
Our stockholders also have the right under our bylaws to directly nominate director candidates and should follow the procedures outlined in our bylaws. To be timely for consideration at our 2018 annual meeting, a stockholder’s notice to the corporate secretary regarding a direct nomination must be received no earlier than February 21, 2018, or later than March 23, 2018. However, in the event that the 2018 annual meeting is called for a date that is not within thirty days before or after June 21, 2018, notice by the stockholder must be received by the later of the tenth day following the date of the Public Announcement (as defined in our bylaws) of the date of the annual meeting and the 90th day prior to the annual meeting.
Stockholder nominations must be addressed to: FleetCor Technologies, Inc., Attention: Corporate Secretary, 5445 Triangle Parkway, Suite 400, Peachtree Corners, Georgia 30092, DIRECTOR CANDIDATE RECOMMENDATION.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of banks and brokers with account holders who are FleetCor stockholders will be “householding” FleetCor’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank or broker, or direct your written request to FleetCor Technologies, Inc., Attention: Corporate Secretary, 5445 Triangle Parkway, Suite 400, Peachtree Corners, Georgia 30092, HOUSEHOLDING, and FleetCor will deliver a separate copy of the proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.
DATED: Peachtree Corners, Georgia, December 29, 2017

APPENDIX A

FLEETCOR TECHNOLOGIES, INC.
AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

Amended and Restated as of ___________, 2018

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TABLE OF CONTENTS

§ 1.	BACKGROUND AND PURPOSE	1

§ 2.	DEFINITIONS	1
2.1	Affiliate	1
2.2	Board	1
2.3	Cause	1
2.4	Certificate	2
2.5	Change in Control	2
2.6	Code	3
2.7	Committee	3
2.8	Company	3
2.9	Director	3
2.10	Fair Market Value	3
2.11	Good Reason	3
2.12	ISO	4
2.13	Key Employee	4
2.14	1933 Act	4
2.15	1934 Act	4
2.16	Net Option Exercise	4
2.17	Non-ISO	4
2.18	Option	4
2.19	Option Certificate	4
2.20	Option Price	4
2.21	Parent	4
2.22	Plan	4
2.23	Protection Period	5
2.24	Rule 16b-3	5
2.25	SAR Value	5
2.26	Stock	5
2.27	Stock Appreciation Right	5
2.28	Stock Appreciation Right Certificate	5
2.29	Stock Grant	5
2.30	Stock Grant Certificate	5
2.31	Subsidiary	5
2.32	Ten Percent Shareholder	5

§ 3.	SHARES AND GRANT LIMITS	5
3.1	Shares Reserved	5
3.2	Source of Shares	5
3.3	Reduction and Restoration of Shares Reserved	5
3.4	Use of Proceeds	6
3.5	Grant Limits	6
3.6	Minimum Vesting Period	6

§ 4.	EFFECTIVE DATE	7

§ 5.	COMMITTEE	7

§ 6.	ELIGIBILITY	7

§ 7.	OPTIONS	7

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7.1	Committee Action	7
7.2	Option Certificate	7
7.3	$100,000 Limit	7
7.4	Option Price	8
7.5	Payment	8
7.6	Exercise	8

§ 8.	STOCK APPRECIATION RIGHTS	8
8.1	Committee Action	8
8.2	Terms and Conditions	9
8.3	Exercise	9

§ 9.	STOCK GRANTS	10
9.1	Committee Action	10
9.2	Conditions	10
9.3	Dividends, Creditor Status and Voting Rights	11
9.4	Satisfaction of Forfeiture Conditions	11
9.5	Performance Goals for Income Tax Deduction	11

§ 10.	NON-TRANSFERABILITY	12

§ 11.	SECURITIES REGISTRATION	12

§ 12.	LIFE OF PLAN	13

§ 13.	ADJUSTMENT	13
13.1	Capital Structure	13
13.2	Shares Reserved	13
13.3	Transactions Described in § 424 of the Code	14
13.4	Fractional Shares	14

§ 14.	CHANGE IN CONTROL	14
14.1	No Continuation or Assumption of Plan or Grants/Terms of Certificate	14
14.2	Continuation or Assumption of Plan or Grants	14

§ 15.	AMENDMENT OR TERMINATION	15

§ 16.	MISCELLANEOUS	15
16.1	Shareholder Rights	15
16.2	No Contract of Employment	15
16.3	Tax Withholding	15
16.4	Construction	15
16.5	Other Conditions	16
16.6	Rule 16b-3	16
16.7	Coordination with Employment Agreements and Other Agreements	16
16.8	Section 409A	16

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§ 1.
BACKGROUND AND PURPOSE

FleetCor Technologies, Inc. (the “Company”) previously adopted the FleetCor Technologies, Inc. 2010 Equity Compensation Plan (the “2010 Plan”), which became effective upon the completion of the initial public offering of the Company’s common stock. The 2010 Plan was subsequently amended and restated effective May 30, 2013 (the “2013 Plan”), pursuant to which the number of shares of Stock available for future grants was increased from 6,750,000 shares to 13,250,000 shares. On December 20, 2017, the Board amended and restated the 2013 Plan, establishing the FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan as set forth in this document (the “Plan”). The Board amended and restated the Plan to (i) increase the number of shares of Stock available for issuance of future grants by 3,500,000 shares and (ii) make certain other changes as set forth herein.

The purpose of this Plan is to promote the interests of the Company and its shareholders by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of the Company to align their interests with those of the Company’s shareholders.

§ 2.
DEFINITIONS
2.1    Affiliate—means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2    Board—means the Board of Directors of the Company.

2.3    Cause—means, unless otherwise provided in a Key Employee’s employment agreement, the occurrence of any of the following:

(a)    Key Employee is convicted of, or pleads guilty to, any felony or any misdemeanor involving fraud, misappropriation or embezzlement, or Key Employee confesses or otherwise admits to the Company, any of its subsidiaries or affiliates, any officer, agent, representative or employee of the Company or one of its subsidiaries or affiliates, or to a prosecutor, or otherwise publicly admits, to committing any action that constitutes a felony or any act of fraud, misappropriation, or embezzlement; or

(b)    there is any material act or omission by Key Employee involving malfeasance or gross negligence in the performance of Key Employee’s duties to the Company or any of its subsidiaries or affiliates to the material detriment of the Company or any of its subsidiaries or affiliates; or
(c)    Key Employee breaches in any material respect any other material agreement or understanding between Key Employee and the Company in effect as of the time of such termination; or

(d)    a previous employer of Key Employee shall commence against Key Employee and/or the Company an action, suit, proceeding or demand arising from an alleged violation of a non-competition or other similar agreement between Key Employee and such previous employer.

provided, however, that no such act or omission or event shall be treated as “Cause” under this definition unless the Committee determines reasonably and in good faith that “Cause” does exist under the Plan.

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2.4    Certificate—means, as applicable, an Option Certificate, a Stock Appreciation Right Certificate or a Stock Grant Certificate.

2.5    Change in Control—means any one of the following events or transactions:

(a)    the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction:

(i)    in which persons who were shareholders of the Company immediately prior to such sale, merger, consolidation, reorganization, or business combination own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

(ii)    in which the Successor Entity is an employee benefit plan sponsored or maintained by the Company or any person controlled by the Company; or

(iii)    after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the action of the Board approving the transaction (or whose nominations or elections were approved by at least 2/3 of the members of the Board at that time);

(b)    the acquisition directly or indirectly by any “person” or “group” (as those terms are used in Sections 13(d), and 14(d) of the 1934 Act, including without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the 1934 Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 30% or more of the combined voting power of the Company then-outstanding voting securities, other than:

(i)    an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

(ii)    an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company then outstanding securities in substantially the same proportions as their ownership of the stock of the Company;

(iii)    an acquisition of voting securities from the Company; or

(iv)    an acquisition of voting securities pursuant to a transaction described in § 2.5(a) that would not be a Change in Control under § 2.5(a); and

for purposes of clarification, an acquisition of the Company’s securities by the Company that causes the Company voting securities beneficially owned by a person or group to represent 30% or more of the combined voting power of the Company’s then-outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of this § 2.5(b);

(c)    the Incumbent Directors (as defined hereafter) cease for any reason (other than ordinary course events, such as death or retirement situations), to constitute at least a majority of the members of the Board. “Incumbent Directors” means (x) the members of the Board on the Effective Date, (y) any director whose election

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or nomination as director was approved by a vote of at least 2/3 of the Incumbent Directors in office at the time of such vote, and (z) any director serving on the Board as a result of the consummation of a transaction described in § 2.5(a) that would not be a Change in Control under § 2.5(a); provided, however, that no director will constitute an Incumbent Director if their initial assumption of office occurred as a result of an actual or threatened (a) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (b) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization, or business combination that would be a Change in Control under § 2.5(a) on the consummation thereof.

(d)    the approval by the Company’s shareholders of a liquidation or dissolution of the Company other than in connection with a transaction described in § 2.5(a) that would not be a Change in Control thereunder.

Except as otherwise specifically defined in this § 2.5, the term “person” means an individual, corporation, partnership, trust, association or any other entity or organization.

2.6    Code—means the Internal Revenue Code of 1986, as amended.

2.7    Committee—means the Compensation Committee of the Board or a subcommittee of such Compensation Committee, which committee or subcommittee shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and, with respect to Stock Grants granted prior to November 2, 2017 which were intended to qualify as “performance-based compensation” under § 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, an “outside director” under § 162(m) of the Code.

2.8    Company—means FleetCor Technologies, Inc. and any successor to FleetCor Technologies, Inc.

2.9    Director—means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.10    Fair Market Value—means for any date (a) the closing price for a share of Stock on the New York Stock Exchange on such date as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, (b) such closing price as reported by a financial network or newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (c) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (d) the current fair market value of a share of Stock that the Committee acting in good faith determines through the reasonable application of a reasonable valuation method which takes into consideration in applying its methodology all available information material to the value of the Company, considering factors including (as applicable) (1) the value of the Company’s tangible and intangible assets, (2) the present value of the Company’s anticipated future cash-flows, (3) the market value of equity interests in similar companies engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arms-length private transaction), (4) recent arm’s length transactions involving the sale or transfer of shares of Stock, and (5) other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, the holders of Stock or the Company’s creditors.

2.11    Good Reason—means, unless otherwise provided in a Key Employee’s employment agreement, Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate or unless the Committee provides otherwise in connection with a Change in Control:

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(a)    any significant reduction by the Company of the Key Employee’s authority, duties, titles or responsibilities; provided, however, a change in the Key Employee’s title that is not accompanied by a significant reduction in the Key Employee’s duties or responsibilities shall not satisfy this § 2.11(a);

(b)    a significant reduction by the Company in the Key Employee’s base salary or bonus opportunity unless such reduction is part of a reduction that is applied on a uniform basis to similarly situated employees; or

(c)    any material breach by the Company of any other provision of its agreement with the Key Employee;
provided, however,

(d)    Good Reason shall not exist unless the Key Employee shall first give written notice of the facts and circumstances providing Good Reason to the Company and shall allow the Company no less than twenty (20) days to remedy, cure or rectify the situation giving rise to Good Reason; and

(e)    the Company’s failure to continue the Key Employee’s appointment or election as a director or officer of any of its Affiliates shall not constitute Good Reason.

2.12    ISO—means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.13    Key Employee—means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.14    1933 Act—means the Securities Act of 1933, as amended.

2.15    1934 Act—means the Securities Exchange Act of 1934, as amended.

2.16    Net Option Exercise—means the exercise of an Option under § 7.5 pursuant to a cashless exercise procedure which results in the issuance of a number of shares of Stock comparable to the number of shares of Stock which would have been issued pursuant to the exercise of a Stock Appreciation Right which covered the same number of shares of Stock as the Option and had an SAR Value equal to the Option Price under such Option.

2.17    Non-ISO—means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.18    Option—means an ISO or a Non-ISO which is granted under § 7.

2.19    Option Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option.

2.20    Option Price—means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.21    Parent—means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.22    Plan—means this FleetCor Technologies, Inc. 2010 Equity Compensation Plan as effective in accordance with § 4 and as amended from time to time thereafter in accordance with § 15.

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2.23    Protection Period shall mean the two (2) year period which begins on the date of a Change in Control.

2.24    Rule 16b-3—means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.25    SAR Value—means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.26    Stock—means the common stock of the Company.

2.27    Stock Appreciation Right—means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.28    Stock Appreciation Right Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.29    Stock Grant—means a grant under § 9 which provides exclusively for the issuance of shares of Stock.

2.30    Stock Grant Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant.

2.31    Subsidiary—means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.32    Ten Percent Shareholder—means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.
SHARES AND GRANT LIMITS

3.1    Shares Reserved. Subject to § 13, the number of shares of Stock reserved for issuance under this Plan shall be increased by 3,500,000 shares (the “Share Increase”), which will increase the number of shares authorized under the 2013 Plan from 13,250,000 shares (the “2013 Share Pool”) to 16,750,000 shares. For sake of clarity, the shares of Stock available for issuance under the Plan shall be reduced by the number of shares of Stock issued or issuable pursuant to awards granted under the 2010 Plan or 2013 Plan prior to the Effective Date. No more than 3,194,550 shares shall (subject to § 13) be granted as Stock Grants from the 2013 Share Pool. All shares available for issuance under this Plan shall be available for issuance pursuant to ISOs.

3.2    Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

3.3    Reduction and Restoration of Shares Reserved. All shares of Stock reserved for issuance under § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant; provided,

5

(a)    any shares which are issued pursuant to a Stock Grant and which thereafter are forfeited shall again be available for issuance under § 3.1;

(b)    any shares of Stock issued or otherwise used to satisfy a tax withholding obligation under § 16.3 shall no longer be available for issuance under § 3.1;

(c)    any shares of Stock which are tendered to the Company to pay the Option Price of an Option or which are tendered to the Company in satisfaction of any condition to a Stock Grant shall not be added to the shares of Stock reserved for issuance under § 3.1;

(d)    the number of shares of Stock reserved for issuance under § 3.1 shall be reduced on a share-by-share basis for each share of Stock issued in connection with the exercise of a Stock Appreciation Right or an Option or (subject to § 3.3(a)) pursuant to a Stock Grant;

(e)    any shares of Stock that were subject to a stock-settled Stock Appreciation Right that were not issued upon the exercise of such Stock Appreciation Right shall not be added to the shares of Stock reserved for issuance under § 3.1; and

(f)    any shares of Stock that are purchased by the Company with proceeds from the exercise of an Option shall not be added to the shares of Stock reserved for issuance under § 3.1.

3.4    Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.5    Grant Limits.

(a)     Subject to § 13, no Key Employee in any calendar year shall be granted Options, Stock Appreciation Rights, and/or Stock Grants which in the aggregate are with respect to more than 1,000,000 shares of Stock (i.e., the number of shares of Stock that may be purchased pursuant to Options granted to a Key Employee in any calendar year, plus the number of shares of Stock with respect to which Stock Appreciation Rights granted to a Key Employee in any calendar year are based, plus the number of shares of Stock granted to a Key Employee in any calendar year pursuant to a Stock Grant shall not, in the aggregate, exceed 1,000,000).

(b)    During the 2018 and 2019 calendar years, no Options, Stock Appreciation Rights or Stock Grants may be granted from the Share Increase to the Company’s current Chief Executive Officer, Ron Clarke.

(c)    No Director in any calendar year shall be granted Options, Stock Appreciation Rights and/or Stock Grants which have an aggregate fair value in excess of $500,000, determined under applicable accounting standards as of the date of grant.

3.6    Minimum Vesting Period. Any Option, Stock Appreciation Right or Stock Grant granted by the Committee after the Effective Date under the Plan shall be subject to a minimum vesting period of not less than one year from the date the Option, Stock Appreciation Right or Stock Grant is awarded; provided, however, that the foregoing minimum vesting period shall not apply in connection with (a) a Change in Control, (b) a key employee terminating employment due to death or disability or a director ceasing service due to death or disability, (c) a substitute award granted in connection with a transaction pursuant to § 13.3 that does not reduce the vesting period of the award being replaced, or (d) Options, Stock Appreciation Rights or Stock Grants, which in aggregate cover a number of shares of Stock not to exceed five (5%) of the total number of shares of Stock available under the Plan as of the Effective Date. For the purposes hereof, “disability” shall mean a physical or mental incapacity

6

which impairs the individual’s ability to substantially perform his or her duties for a period of one hundred eighty (180) days, as determined by the Committee based on information provided to it.

§ 4.
EFFECTIVE DATE

The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company (the “Effective Date”).

§ 5.
COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Key Employee or Director shall have the right to require him or her to execute an agreement which makes the Key Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.
ELIGIBILITY

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan.

§ 7.
OPTIONS

7.1    Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.

7.2    Option Certificate. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) no Option Certificate shall provide for the automatic grant of any new Option upon the exercise of an Option subject to such Option Certificate.

7.3    $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.3 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.3 as in effect only for those periods for which § 422(d) of the Code is in effect.

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7.4    Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock subject to such Option.

7.5    Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check, in Stock or through any cashless exercise procedure which is acceptable to the Committee, including a Net Option Exercise, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date action acceptable to the Committee is taken to tender such Stock to the Committee or its delegate.

7.6    Exercise.

(a)    Vesting. Subject to the minimum vesting requirements of Section 3.6, the Committee may condition the right to exercise an Option on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Option Certificate.

(b)    Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part to the extent vested at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)    the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)    the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(c)    Termination of Status as Key Employee or Director. Subject to § 7.6(a), an Option Certificate may provide for the exercise of an Option after a Key Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.
STOCK APPRECIATION RIGHTS

8.1    Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option. Stock Appreciation Rights may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. The Committee shall not (except in accordance with § 13 and § 14)

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take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the SAR Value of any outstanding Stock Appreciation Right or to make a tender offer for any Stock Appreciation Right if the SAR Value for such Stock Appreciation Right on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock with respect to which the appreciation in such Stock Appreciation Right is based.

8.2    Terms and Conditions.

(a)    Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. The SAR Value shall be no less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)    Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by the related Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation is based shall be no more than the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)    Vesting. Subject to the minimum vesting requirements of Section 3.6, the Committee may condition the right to exercise a Stock Appreciation Right on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant a Stock Appreciation Right which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Stock Appreciation Right Certificate.

8.3    Exercise. A Stock Appreciation Right shall be exercisable to the extent vested only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment, if any, due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3, subject to the requirements of Section 409A of the Code.

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§ 9.
STOCK GRANTS

9.1    Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors, and Stock Grants may be made for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. A Stock Grant, at the discretion of the Committee, may be issued in the form of Stock Awards, Performance Shares, or Performance Units. Subject to the minimum vesting requirements of Section 3.6, a “Stock Award” may provide for a contractual right to the issuance of Stock to a Key Employee or Director only after the satisfaction of specific employment or performance or other terms and conditions set by the Committee or may provide for the issuance of Stock to a Key Employee or Director at the time the grant is made, and any Stock issued pursuant to a Stock Award may be issued subject to the satisfaction of specific employment or performance or other vesting terms and conditions which, if not satisfied, will result in the forfeiture of the Stock issued to the Key Employee or Director. A “Performance Share” will have an initial value equal to the fair market value of a share of Stock on the date of grant. A “Performance Unit” will have an initial notional value that is established by the Committee at the time of grant. The Committee will set performance goals which, depending on the extent to which they are met during the performance period, and the satisfaction of applicable service-based vesting conditions (subject to the minimum vesting requirements of Section 3.6), will determine the number or value of the Performance Shares or Performance Units that will vest (which number or value may be greater than the target number of Performance Shares or Performance Units granted to a Key Employee or Director) and be paid to the such Employee or Director. At the close of the performance period and at the time specified in the Stock Grant Certificate, any earned Performance Shares will be paid in Stock unless otherwise specified in the Stock Grant Certificate, and any earned Performance Units will be paid in the form of cash, Stock, or a combination, as specified in the Stock Grant Certificate. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the terms and conditions, if any, under which Stock will be issued under the Stock Grant and the terms and conditions, if any, under which the Key Employee’s or Director’s interest in any Stock which has been so issued will become vested and non-forfeitable.

9.2    Conditions.

(a)    Conditions to Issuance of Stock under a Stock Grant. The Committee acting in its absolute discretion may make the issuance of Stock pursuant to a Stock Grant subject to the satisfaction of one, or more than one, employment, performance or other term or condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such term or condition and the deadline for satisfying each such term or condition. Stock issued pursuant to a Stock Grant shall be issued in the name of a Key Employee or Director under § 9.2(b) only after each such term or condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the related vesting terms and conditions, if any, under § 9.2(b) for the Stock Grant.

(b)    Conditions Vesting with respect to Stock Issued. The Committee acting in its absolute discretion may make any Stock issued in the name of a Key Employee or Director pursuant to a Stock Grant subject to the satisfaction of one, or more than one, objective employment, performance or other vesting term or condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such vesting term or condition, if any, and the deadline, if any, for satisfying each such vesting term or condition. A Key Employee’s or a Director’s vested and non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such vesting term or condition. If a share of Stock is issued under this § 9.2(b) before a Key Employee’s or Director’s interest in such share of Stock vested and is non-forfeitable, the Company shall have the right to condition any such issuance on

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the Key Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Key Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

9.3    Dividends, Creditor Status and Voting Rights.

(a)    Cash Dividends. If a dividend is paid in cash with respect to a share of Stock after such share of Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock becomes completely non-forfeitable, the Company shall delay the payment of such cash dividend until his or her interest in such share of Stock becomes completely non-forfeitable and then shall pay such cash dividend (without interest) directly to such Key Employee or Director before the end of the 45 day period which starts on the date his or her interest in such share of Stock becomes completely non-forfeitable. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(a), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to the payment of any cash dividend with respect to such share of Stock.

(b)    Stock Dividends. If a dividend is paid on a share of Stock in Stock or other property after such share of Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same forfeiture conditions under § 9.2(b) as applicable to the related Stock Grant. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(b), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or a Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to any dividend described in this § 9.3(b) with respect to such share of Stock.

(c)    Voting. Except as otherwise set forth in a Stock Grant Certificate, a Key Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable subject to the same rules as applicable to any other person who is issued shares of Stock on such date.

9.4    Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes vested and non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

9.5    Performance Goals for Income Tax Deduction.

(a)    General. Stock Grants made to Key Employees on or after the Effective Date may, where the Committee under the circumstances deems it to be in the Company’s best interest, be granted subject to a condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b).

(b)    Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in

11

such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added, (19) the Company’s gross margin or the growth in such gross margin, or (20) the Company’s bad debt expense or the reduction in such bad debt expense.

(c)    Alternative Goals. The Committee shall set the performance goal or goals under this § 9.5, and no goal shall be treated as satisfied under this § 9.5 until the Committee certifies that such goal has been satisfied. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Committee may set more than one goal. No change may be made to a performance goal after the goal has been set. However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes.

(d)    Changes in Law. The Committee shall administer any Stock Grants granted prior to November 2, 2017 which qualify as “performance-based compensation” under § 162(m) of the Code, as amended by the Tax Cuts and Jobs Act (the “Law Changes”), in accordance with the transition rules applicable to binding contracts on November 2, 2017, and shall have the sole discretion to revise this § 9.5 to conform with such Law Changes and the Committee’s administrative practices, all without obtaining further shareholder approval.

§ 10.
NON-TRANSFERABILITY

No Option, Stock Appreciation Right or Stock Grant shall (absent the Committee’s express, written consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s express, written consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Appreciation Right or Stock Grant is transferred by will or by the laws of descent and distribution (or with the Committee’s express, written consent) thereafter shall be treated as the Key Employee or Director.

§ 11.
SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or

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other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.
LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of:

(1)
the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)
the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the vesting terms and conditions, if any, with respect to Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.
ADJUSTMENT

13.1    Capital Structure. The grant limits described in § 3.5, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)    any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring cash or stock dividends, rights offerings or stock splits, or

(b)    any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right and Stock Grant immediately before such restructuring or recapitalization or other transaction.

13.2    Shares Reserved. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right or Stock Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1. The Committee shall have the discretion to limit such adjustment to account only for the number, kind and class of shares of Stock subject to each such Option, Stock Appreciation Right and Stock Grant as adjusted under § 13.1 or to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 to account for a reduction in the total number of shares of Stock then reserved under § 3.1 which would result from the events described in § 13.1(a) and § 13.1(b)

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if no action was taken by the Committee under this § 13.2. The Committee may make any adjustment provided for in this § 13.2 without seeking the approval of the Company’s shareholders for such adjustment unless the Committee acting on the advice of counsel determined that such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3    Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under § 3.5 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4    Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.
CHANGE IN CONTROL

14.1    No Continuation or Assumption of Plan or Grants/Terms of Certificate.

(a)    Application. This § 14.1 applies only if (i) there is a Change in Control and all of the outstanding Options, Stock Appreciation Rights and Stock Grants granted under this Plan are not continued in full force and effect or there is no assumption or substitution of the Options, Stock Appreciation Rights and Stock Grants (with their terms and conditions unchanged) granted under this Plan in connection with such Change in Control, or (ii) solely with respect to an Option, Stock Appreciation Rights or Stock Grant that was granted prior to the Effective Date of the A&R Plan, the terms of an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate expressly provide that this § 14.1 applies to the grant made under such certificate even if there is such a continuation, assumption, or substitution of such grant or this Plan.

(b)    Full Vesting. Under this § 14.1, if there is a Change in Control of the Company, then the Board shall have the right to deem at the time of such Change in Control any and all terms and conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and vesting conditions under any Stock Grants on such date to be 100% satisfied as of such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

14.2    Continuation or Assumption of Plan or Grants. This § 14.2 applies to an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate if a Change in Control is not covered by § 14.1(a)(i) and such Certificate is not described in § 14.1(a)(ii). If this § 14.2 applies and if (a) a Key Employee’s employment

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with the Company, any Subsidiary of the Company, any Parent of the Company, or any Affiliate of the Company is terminated at the Company’s initiative for reasons other than Cause or is terminated at the Key Employee’s initiative for Good Reason within the Protection Period or (b) a Director’s service on the Board terminates for any reason within the two-year period starting on the date of such Change in Control, then any conditions to the exercise of such Key Employee’s or Director’s outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee’s or Director’s Stock Grant automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.

§ 15.
AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the date of such Change in Control. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right in connection with any such suspension or termination to unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 14.

§ 16.
MISCELLANEOUS

16.1    Shareholder Rights. A Key Employee or Director shall not have any rights to dividends or other rights of a stockholder as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. A Key Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2    No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate.

16.3    Tax Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any vesting conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. No tax withholding shall be effected under this Plan which exceeds the federal and state tax withholding requirements.

16.4    Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any

15

conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5    Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Stock issued pursuant to a Stock Grant or provides for the repurchase of such Stock by the Company.

16.6    Rule 16b-3. The Committee shall have the right to amend any Option or Stock Appreciation Right or Stock Grant to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7    Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right or Stock Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right or Stock Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right or Stock Grant and this Plan; provided that any such employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting inconsistent with the requirements of § 3.6 shall not apply with respect to any Option, Stock Appreciation Right or Stock Grant granted on or after the Effective Date of this Plan.

16.8    Section 409A. It is the intention of the Company that no award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all awards shall be interpreted and administered accordingly. The terms and conditions governing any awards that the Committee determines will be subject to Section 409A of the Code shall be set forth in the applicable award agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such awards shall be interpreted and administered accordingly. The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause such Option or Stock Appreciation Right to become subject to Section 409A of the Code. Unless the Committee provides otherwise in a Stock Grant Certificate, each Performance Share or Performance Unit shall be paid in full no later than the fifteenth day of the third month after the end of the first calendar year in which such Performance Share or Performance Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in a Stock Grant Certificate that a Performance Share or Performance Unit is intended to be subject to Section 409A of the Code, the Stock Grant Certificate shall include terms that comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan or an award agreement to the contrary, no event or condition shall constitute a Change in Control with respect to an award to the extent that, if it were, a 20% additional income tax would be imposed under Section 409A of the Code on the holder of such award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such an award) without causing the imposition of such 20% tax.

16

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

FleetCor Technologies, Inc.
By:
Date:

17

FLEETCOR TECHNOLOGIES, INC. (FLT) ATTN: BRAD SLUTSKY 5445 TRIANGLE PARKWAY, STE 400 PEACHTREE CORNERS, GA 30092
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26031-P91612

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

	For	Against	Abstain
1. Approve the FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan.	0	0	0

NOTE: This proxy will be voted as directed. If no direction is obtained, this proxy will be voted FOR Proposal 1.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Special Meeting. If you attend the Special Meeting, you may revoke the proxy and vote these shares in person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

2018 SPECIAL MEETING OF STOCKHOLDERS OF
FLEETCOR TECHNOLOGIES, INC.
February 7, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Special Meeting and Proxy Statement are available at investor.fleetcor.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

E26032-P91612

FLEETCOR TECHNOLOGIES, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2018 SPECIAL MEETING OF STOCKHOLDERS February 7, 2018

The undersigned hereby appoints Ronald F. Clarke and Eric R. Dey, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of FLEETCOR TECHNOLOGIES, INC., which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held Wednesday, February 7, 2018, 10:00 a.m. EDT, and at any adjournment or postponements thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement dated December 29, 2017, and upon any other business that may properly come before the meeting or any postponements or adjournments thereof. The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all matters that may properly come before the meeting or any postponement or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)